Exhibit 10.1

**SETTLEMENT AGREEMENT AND**
**ASSET PURCHASE AGREEMENT**

This Settlement Agreement and Asset Purchase Agreement (the "Agreement") dated as of September 29, 2008, among Diversified Product Inspections, LLC, a Tennessee limited liability company (the "Buyer"), Diversified Product Inspections, Inc., a Florida corporation (the "Seller"), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the "Management") and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the "Plaintiffs"). The Buyer, the Seller, the Management and the Plaintiffs are referred to collectively as the "Parties" and each is individually referred to as a "Party."

**RECITIALS**

WHEREAS, the Plaintiffs, holders of shares of stock in the Seller, instituted the Pending Litigation (as defined) against the Seller and the Management, alleging certain violations of the 1934 Securities Exchange Act, violations of the Securities Act of 1933, violations of the Sarbanes-Oxley Act of 2002, fraud, breach of fiduciary duty, negligent misrepresentation, and breach of statutory duties as directors; and

WHEREAS, the Seller and the Management filed a response to the Complaint filed in the Pending Litigation contesting the claims of the Plaintiffs; and

WHEREAS, the Parties desire to settle the Pending Litigation by having (a) the Seller (i) transfer substantially all of the Acquired Assets (as defined) to the Buyer along with the Buyer's assumption of the Assumed Liabilities (as defined), and (ii) distribute $250,000 to one of the Plaintiffs and (b) the Management (i) sell the Purchased Management Stock (as defined) to the Plaintiffs, (ii) assign and transfer all of their respective shares of the Seller's common stock (other than the Purchased Management Stock) to the Seller for immediate cancellation, and (iii) assign and transfer all of their options to acquire shares of the Seller's common stock to the Seller for immediate cancellation.

NOW, THEREFORE, consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants in this Agreement, the Parties agree, concurrently with the consummation of the Conditions Precedent to Close (as defined), as follows:

A. The Buyer will purchase all of the Acquired Assets (as defined) and, as consideration for the Acquired Assets, will assume and discharge all of the Assumed Liabilities (as defined) and all other Liabilities and all obligations of the Seller as set forth in Section 2(c).

B. The Management will (i) assign and transfer all of their respective shares of the Seller's common stock (other than the Purchased Management Stock) to the Seller for immediate cancellation as set forth in Section 2(c), and (ii) sell the Purchased Management Stock to the Plaintiffs for Three Hundred ($300) Dollars.

C. The Management will assign and transfer all of their rights and options to acquire shares of the Seller's common stock to the Seller for immediate cancellation as set forth in Section 2(c).

D. The Seller will make a payment in the amount of $250,000 to EIG Venture Capital, Limited (which will be made out of the Seller funds available on the Closing Date (as defined) that are not included in the Acquired Assets).

E. The Management will provide evidence to the Plaintiffs that the California Litigation (as defined) has been settled and dismissed with no further liability or obligation on the Seller as set forth in Section 2(e).

F. All Indebtedness (as defined) and Liabilities of the Seller (including, but not limited to, all of the Liabilities listed on the Seller's financial statements, including, all Liabilities and obligations owing by the Seller on its long term debt, capital lease obligations, Mortgage (as defined), line of credit, and notes payable) shall have either been satisfied, discharged and paid-in-full or assigned to the Buyer with releases in favor of the Seller.

G. All Liens (as defined), UCC-1 Financing Statements, Mortgages, security interests, and other encumbrances on the Seller's assets and real property shall have either been discharged and paid-in-full or assigned to the Buyer with releases in favor of the Seller.

H. The Buyer will hire all employees of the Seller and assume and pay all amounts owing by the Seller to its former employees (including, but not limited to, all wages, bonuses, performance incentives and rights to receive monies or other remuneration from the Seller).

I. The Management will tender their written resignations as officers and directors of the Seller as set forth in Section 2(f)(i) and cause the Seller's Board of Directors to remove all other existing officers and Directors and appoint Jan Telander as the Seller's sole officer and Director.

J. The Management will provide evidence to the Seller and the Plaintiffs that the Seller's 2001 Employee/Consultant Stock Compensation Plan (and all similar plans) has been terminated and all previously granted rights thereunder (except for any as may be approved by Plaintiffs) shall have been terminated as set forth in Section 2(f)(iii).

K. The Buyer will pay-in-full all accrued and anticipated Seller obligations for periods up to and including the Closing Date that may become due and owing after the Closing Date, including, but not limited to, all Closing Date Outstanding Checks (as defined) and all amounts that may become due and owing for federal, state and local Taxes, real property transfer and real property state and local taxes, and amounts owing by the Seller for the preparation of financial statements and SEC filings and miscellaneous legal and other fees, including all amounts owing to the Seller's legal counsel, Hatfield & Temple, P.C. and Harris Cramer LLP relating to the documentation of this Agreement and the settlement of the Pending Litigation and the California Litigation and all amounts owing to the Seller's Transfer Agent, Interwest Transfer Co., Inc. and all amounts owing to the Seller's audit and accounting firm Coulter & Justus, P.C. and all other service providers to the Seller (e.g., all legal, accounting, audit, Transfer Agent and related costs, fees and expenses of the Seller).

**1. Definitions.**

"Acquired Assets" means all of the right, title, and interest that the Seller possesses and has the right to transfer in and to all of its assets (other than the Excluded Assets described herein), provided, however, that the Acquired Assets shall *not* include (i) the corporate charter, qualifications to conduct

business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) $250,000 that will be paid by the Seller to EIG Venture Capital, Limited on the Closing Date, (iii) any rights of the Seller to continue operating as a fully reporting Over-the-Counter Bulletin Board company following the Closing, and (iv) any of the rights of the Seller under this Agreement. The Acquired Assets shall include the Real Property owned by the Seller located at 1059 East Tri County Blvd., Oliver Springs, Tennessee which Real Property will be conveyed to the Buyer concurrently with the discharge of the existing Deeds of Trust and the concurrent release of the Seller from all liabilities and obligations owing to AmSouth Bank or its successor(s) that are secured by the Deeds of Trust or the assignment to and assumption by the Buyer on the Closing Date of the Deeds of Trust and all obligations that are secured by the Deeds of Trust and the concurrent release of the Seller from all liabilities and obligations owing to AmSouth Bank or its successor(s) that are secured by the Deeds of Trust.

"Ancillary Agreements" means all of the agreements referenced herein that are to be executed and delivered in connection with the consummation of the transactions described in this Agreement.

"Assumed Liabilities" means all Liabilities and obligations of the Seller whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including, but not limited to all Tax Liabilities and the Mortgage on the Real Property.

"Basis" means any known past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form a reasonable basis for any specified consequence.

"Buyer" has the meaning set forth in the preface above.

"California Litigation" means Donald E. Savard Co., a California corporation vs. Diversified Products Inspections, Inc., a Florida corporation, pending in the Superior Court of the State of California, County of Los Angeles, Northeast District; Case No. GC037355.

"Closing" has the meaning set forth in Section 2(g) below.

"Closing Date" shall mean the date upon which all conditions to closing the transaction have been complied with or waived and the Parties deliver all of the funds and documents required to be delivered by this Agreement.

"Closing Date Outstanding Checks" means all outstanding checks and other negotiable instruments signed or issued by the Seller on or before the close of business on the Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended.

"Conditions Precedent to Close" means the approval of the transactions described in this Agreement by the Seller's stockholders and the satisfaction of the additional conditions outlined in Section 6 of this Agreement.

"Confidential Information" means any information concerning the businesses and affairs of the Seller that is not already generally available to the public.

"Deeds of Trust" means and refers collectively to (a) the Deed of Trust from the Seller to FMLS, Inc., Trustee for AmSouth Bank, in the original amount of $800,000, dated December 21, 2004, and recorded in Book 1381, page 1788, in the Anderson County Register's Office, and (b) the Deed of Trust from the Seller to FMLS, Inc., Trustee for AmSouth Bank, in the original amount of $400,000, dated June 29, 2006, and recorded in Book 1428, page 918, in the Anderson County Register's Office.

"Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

"Environmental Law" means any and all Legal Rules pertaining to land use (excluding Legal Rules regarding zoning and building code restrictions), air, soil, surface water, ground-water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety, industrial hygiene, environmental conditions, protection of the environment or any other environmental matter, including, without limitation, the following laws as the same have been or may be amended from time to time: (a) Clean Air Act (42 U.S. 7401, et seq.); (b) Clean Water Act (33 U.S.C. 1251, et seq.); (c) Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.); (d) Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601, et seq.); (e) Safe Drinking Water Act (42 U.S.C. 300f, et seq.); (vi) Toxic Substances Control Act (15 U.S.C. 2601, et seq.); (f) Rivers and Harbors Act (33 U.S.C. 401, et seq.); (g) Occupational Safety and Health Act (29 U.S.C. 651, et seq.); Part 201, et seq. of Michigan Natural Resources and Environmental Protection Act, Act 451 of 1994, as amended, together with all other Legal Rules relating to emissions, discharges, releases or threatened releases of any hazardous substance into ambient air, land, surface water, ground-water, personal property or structures, or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge, labeling, testing, warning, monitoring or handling of any hazardous substance.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the validly issued regulations thereunder.

"Excluded Assets" has the meaning set forth in Section 2(a)(i).

"Financial Statement" has the meaning set forth in Section 3(j) below.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Governmental Entity" means any United States, foreign, international or multinational government and any state or local or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government,

including, without limitation, any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority.

"Income Tax" means any federal, state, local, or foreign tax based on or measured by reference to net income, including any interest, penalty, or addition thereto, whether disputed or not.

"Indebtedness" of the Seller means (without duplication) (a) any Liability of the Seller (i) in respect of borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services, (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Seller, (v) as lessee under capitalized leases, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, decease or otherwise acquire for value any capital stock of the Seller, or (viii) in respect of hedging obligations; (b) all Indebtedness of others that is either (i) guaranteed by the Seller or (ii) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by the Seller, even though the Seller has not assumed or become liable for the payment of such Indebtedness; and (c) all interest costs, expenses and fees related to any of the foregoing.

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, brand names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registration, and renewals in connection therewith; (c) all copyrightable works, all works of authorship, all copyrights, and all applications, registrations and renewals in connection therewith; (d) all trade secrets and confidential business information, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, ideas, research and development, know-how, discoveries, concepts, formulas, compositions, manufacturing and production processes, techniques, methods and procedures and all other processes, techniques, methods and procedures, technical data, operating and maintenance manuals, designs, drawings and specifications; (e) all computer software (including assemblers, applets, compilers, source code and object code, user interfaces and databases and related documentation) and information systems and programs (including data and related documentation), internet websites, URLs and domain names, whether owned or leased; (f) all other proprietary rights; and (g) all copies and tangible embodiments of the items described in clauses (a) through (f) in whatever form or medium.

"Knowledge" means, when used in reference to the Seller or the Management, that any member of the Management or any of the Seller's senior management team or officer or director of the Seller is actually aware of the fact or other matter to which the term "Knowledge" relates, or with respect to such matters for which such individual has responsibility within the scope of his or her employment by the Seller, would have become aware of the fact or other matter to which the term Knowledge relates had they made reasonable inquiry to verify the accuracy of such matter.

"Legal Rules" means all laws, codes, statutes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations of all Governmental Entities (including

the SEC and all entities with authority over publicly traded entities in the United States) with jurisdiction.

"Liability" and "Liabilities" means any liability, obligation or commitment of any nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether secured or unsecured, and whether due or to become due), including, without limitation, any Indebtedness, any guaranty of Indebtedness or obligations of any other Person, any liability for Taxes (including any interest, penalty, or addition thereto), any liability with respect to any Employee Pension Benefit Plan which is subject to Section 412 of the Code and any withdrawal liability under Section 4201 of ERISA, as such liability may be set forth in a notice of withdrawal liability under Section 4219 of ERISA (and as adjusted from time to time subsequent to the date of such notice).

"Liens" means all liens, mortgages, pledges, encumbrances, Security Interests, claims, options, purchase agreements, security agreements and interests, commission arrangements, title retention agreements, deeds of trust, hypothecations, rights of first refusal or offer, occupancy rights, encroachments, easements, rights of way, charges, covenants, restrictions and adverse claims or interests of any kind or nature whatsoever.

"Litigation" has the meaning set forth in Section 3(p) below.

"Material Adverse Effect" means a material adverse effect on the business, property, liabilities, financial condition, or results of operations of the Seller, including any event that may reasonably cause the delisting of trading of the Seller's common stock on the Over-the-Counter Bulletin Board, and any Securities and Exchange Commission investigation relating to the Seller.

"Mortgage" means the mortgage on the Real Property that will be discharged on the Closing Date and either assumed by the Buyer or replaced with a new mortgage in the name of the Buyer that encumbers the Real Property after it is conveyed to the Buyer.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" and "Parties" has the meaning set forth in the introductory paragraph to this Agreement.

"Pending Litigation" means *Sofcon, Ltd., a Belize corporation; EIG Venture Capital, Limited, a Belize corporation and EIG Capital Investments, Limited, a Belize corporation vs. Diversified Product Inspections, Inc., a Florida corporation; John Van Zyll, Ann Furlong and Marvin Stacy*, pending in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida; Case No. 59 2006 CA 009205 XXXXMBAB.

"Person" means an individual, a sole proprietorship, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, an institution, a joint stock company, a trust, a joint venture, an unincorporated organization, other entity or a Governmental Entity.

"Proxy" means the proxy, proxy statement, notice of meeting and any other soliciting material (in a form to be reviewed and approved by the Plaintiffs and their legal counsel) to be filed with the

SEC and mailed to all of the Seller's shareholders describing and seeking approval of the transactions described in this Agreement.

"Purchased Management Stock" means the 3,000,000 shares of the Seller's common stock that is owned by the Management that will be sold to the Plaintiffs for Three Hundred Dollars ($300) on the Closing Date.

"Purchase Price" has the meaning set forth in Section 2(c) below.

"Real Property" means the real property that is owned by the Seller located at 1059 East Tri-County Blvd., Oliver Springs, Tennessee that includes an approximately 45,000 square foot facility that the Seller uses as its corporate headquarters and as its warehouse.

"SEC" means the Securities and Exchange Commission.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Seller" has the meaning set forth in the preface above.

"Taxes" (and, individually, "Tax") means (i) any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property (real, personal or intangible), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto imposed by any Governmental Entity and (ii) any Liability for the payment of any amount described in clause (i) as the result of being a member of an affiliated, consolidated, combined, unitary or aggregate group, (iii) any liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clauses (i) or (ii), and (iv) any liability for the payment of any amounts as a result of transferee or successor liability with respect to the payment of any amounts of the type described in clauses (i), (ii) or (iii).

"Taxing Authority" means any United States, federal, state or local governmental or quasi-governmental authority or entity or any foreign governmental or quasi-governmental authority or entity that is authorized to levy and/or collect Taxes.

"Tax Liabilities" means (1) all Liabilities of the Seller for unpaid Taxes with respect to periods beginning prior to the Closing and ending prior to or on the Closing, (2) all Liabilities of the Seller for unpaid Taxes attributable to periods beginning prior to the Closing and ending after the Closing, (3) all Liabilities of the Seller for Taxes resulting (directly or indirectly) from transactions and events that occurred in a period beginning prior to Closing, (4) all Liabilities of the Seller for transfer, sales, use, real property, and Income Taxes arising (directly or indirectly) in connection with the consummation of the transactions contemplated under this Agreement, and (5) all Liabilities of the Seller for unpaid Taxes of Persons other than the Seller under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

"Tax Return" means any return, declaration, estimate, report, claim for refund, or information return or statement relating to the determination, assessment, collection or administration of any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transfer Agent" means Interwest Transfer Co., Inc. and any other transfer agent engaged by the Seller.

"Treasury Regulations" means the regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

**2. Basic Transaction.** Concurrently with the consummation of the Conditions Precedent to Close, the Parties shall consummate or cause the consummation of the following actions:

(a) Purchase and Sale of Acquired Assets. The Buyer agrees to purchase from the Seller, and the Seller shall sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2. The Acquired Assets will be conveyed to the Buyer on the Closing Date pursuant to a Bill of Sale in the form attached hereto as **Exhibit A**.

(i) Excluded Assets. The Parties acknowledge and agree that the Acquired Assets shall exclude cash in the amount of Two Hundred and Fifty Thousand ($250,000) Dollars which will be paid by the Seller to EIG Venture Capital, Limited, a Belize corporation on the Closing Date.

(b) Assumption and Discharge of all Indebtedness, Liabilities and obligations of the Seller; Release of Encumbrances and Mortgage; Retention of Seller's Employees. The Buyer agrees to assume and become responsible for and pay and discharge all of the Seller's Indebtedness, Assumed Liabilities and obligations at the Closing (and, where applicable, with respect to the Assumed Liabilities, after the Closing to the extent that any of the Assumed Liabilities becomes known, quantifiable and/or due and owing after the Closing Date). The Assumed Liabilities will be assigned by the Buyer's execution of an Assumption Agreement on the Closing Date in the form attached hereto as **Exhibit B**. In connection with the foregoing, at the Closing, the Buyer and the Management will provide evidence of the following to the Plaintiffs and the Seller at the Closing:

(i) evidence that all Indebtedness of the Seller (including, but not limited to, all of the Liabilities listed on the Seller's financial statements, including, all Liabilities and obligations owing by the Seller on its long term debt, capital lease obligations, Mortgage, Line of Credit, and all notes payable) shall have either been satisfied, discharged and paid-in-full and/or assigned to Buyer with releases in favor of the Seller;

(ii) evidence that all Liens, UCC-1 Financing Statements, Mortgages encumbering the Real Property, security interests, and other encumbrances on the Seller's assets, including all personal property and real property shall have been discharged and paid in full or assigned to Buyer with releases in favor of the Seller; and

(iii) evidence that the Buyer has hired all employees of the Seller and shall have assumed and paid all amounts owing or on behalf of the Seller to its former employees (including, but not limited to, all wages, bonuses, performance incentives and rights to receive monies or other remuneration from the Seller and all withholding amounts and employment and other Tax

contributions shall have been withheld and paid to the appropriate Governmental Entity as of the Closing Date).

(c) Purchase Price; Assumption of Assumed Liabilities; Assignment and Cancellation of Common Stock and Options Owned by Management. On the Closing Date, (1) the Buyer shall discharge in full all of the Assumed Liabilities set forth in **Schedule 2(c)** and the Mortgage, (2) the Management shall assign and transfer to the Seller for immediate cancellation all of their respective shares of the Seller's common stock and all of their options and rights to acquire shares of the Seller's common stock except for the Purchased Management Stock that the Management will sell to the Plaintiffs for Three Hundred Dollars ($300) on the Closing Date. In connection with the foregoing, on the Closing Date, the Management will provide the following to the Plaintiffs and the Seller:

(i) a stockholder ledger and a stock option and stock rights ledger (as of the close of business on the prior trading day that lists the names and number of shares held by each of the Seller's stockholders of record and a ledger of all option or right to acquire any of Seller's shares that have been granted to any Person or entity (and which will also include a reference to the Purchased Management Stock), a copy of which shall be attached hereto as **Schedule 2(c)(i)**.

(ii) a Management stockholder ledger that lists the number of shares and option to purchase shares of the Seller's common stock held by each of the individual members of Management on the Closing Date, a copy of which shall be attached hereto as **Schedule 2(c)(ii)**.

(iii) assignment documents in a form acceptable to legal counsel for the Plaintiffs pursuant to which *each* of the members of the Management will (a) sell One Million (1,000,000) shares of the Seller's common stock that they own to the Plaintiffs for One Hundred Dollars ($100), and (b) assign and transfer to the Seller for immediate cancellation, all of their other shares of common stock and all of their respective options to purchase shares of common stock in the Seller. These assignment documents will be in the forms attached hereto as **Exhibits C-1 – C-6**.

(iv) stock certificates issued to each of the Plaintiffs for 1,000,000 shares of the Seller's common stock.

(d) Settlement Payment: On the Closing Date, the Seller will make a payment in the amount of $250,000 to EIG Venture Capital, Limited (which will be made out of the Seller funds available on the Closing Date that are not included in the Acquired Assets).

(e) Dismissal of California Litigation and Pending Litigation. On the Closing Date, (a) the Management shall provide evidence to the Plaintiffs that the California Litigation has been settled and dismissed with no further liability or obligation on the Seller, and (b) the Plaintiffs shall dismiss the Pending Litigation.

(f) Management Resignations; Termination of Stock Compensation Plans. On the Closing Date, the Management will provide the following to the Plaintiffs and the Seller:

(i) written resignations of each individual who is a member of Management or an officer or director of the Seller from their positions as Officers and Directors of the Seller in the forms attached hereto as **Exhibits D-1 – D-5**;

(ii) appropriate (pre-Closing) resolutions of the Management removing all of the Seller's officers and Directors and appointing Jan Telander as the President, Treasurer and Secretary and sole director of the Seller effective concurrently with the resignation of the Management on the Closing Date in the form attached hereto as **Exhibit E**;

(iii) evidence that the Seller's 2001 Employee/Consultant Stock Compensation Plan and all similar plans has/have been terminated and all previously granted rights there under shall have been terminated; and

(iv) evidence that all options, warrants and similar rights that any person and/or entity may have to acquire any common stock or equity ownership interest in the Seller shall have been terminated and on the Closing Date, no such options, warrants or similar rights exist.

(g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a location mutually agreed upon by the Parties, or by facsimile and overnight courier, commencing at 10:00 a.m. New York time, as promptly as practicable after the execution of this Agreement and the satisfaction of the Conditions Precedent to Close on the specific Closing Date agreed to by the Parties.

(h) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Plaintiffs the various consideration, certificates, instruments, and documents referred to in Section 6(a) below including the payment of $250,000 to EIG Venture Capital, Limited and a general release in the form attached as **Exhibit F**; (ii) the Plaintiffs will deliver to the Seller and the Management the various certificates, instruments and documents referred to in Section 6(b) below including a general release in the form attached as **Exhibit G**; (iii) the Buyer will duly execute and deliver to the Seller (A) an assumption in the form attached as **Exhibit B** and (B) such other instruments of assumption as the Plaintiffs and their counsel may request; and (iv) the Management will deliver to the Plaintiffs (A) a general release in the form attached as **Exhibit H** and all of the items that are described in Sections 2(b)(i) – (iii); 2(c)(i) – (iv); 2(d); and 2(e)(i) – (iv) herein above, and (B) assignment documents evidencing the sale and transfer of the Purchased Management Stock to the Plaintiffs effective as of the Closing Date.

**3. Representations and Warranties of the Seller and Management.**

The Seller and the Management, jointly and severally, represent and warrant to the Plaintiffs that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida as of the date of this Agreement and the State of Delaware as of the Closing and has all requisite corporate power and authority to carry on its business as presently conducted. The Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as disclosed in **Schedule 3(a)**, the Seller does not, directly or indirectly, control any other Person, own or control any shares of capital stock or other securities of any Person, or have any investment in any Person.

(b) Articles of Incorporation and Bylaws. A true, complete and correct copy of the Articles of Incorporation and the Amended and Restated Bylaws of the Seller, each as amended to date, are attached to this Agreement as **Schedules 3(b)(i) and 3(b)(ii).** A copy of the Certificate of Incorporation and Bylaws for the Seller after it reincorporates in Delaware are attached to this Agreement as **Schedules 3(b)(iii) and 3(b)(iv)**. The Articles of Incorporation and the Bylaws are in full force and effect and the Seller is not in violation or breach of any of the provisions thereof. The Management has delivered to the Plaintiffs true, complete and correct copies of the Articles of Incorporation and the Bylaws of the Seller and all minutes of meetings and written consents in lieu of meeting of the directors and shareholders of the Seller since January 1, 2005.

(c) Capital Structure.

(i) The authorized capital stock of the Seller consists solely of 50,000,000 shares of common stock, $0.01 par value per share, of which [20,105,867] shares are issued and outstanding (the "Seller Shares"). Management collectively owns [8,983,170] shares of the Seller's common stock and options to purchase an aggregate additional [8,000,000] common shares, all, free and clear of all Liens (collectively, the "Management Shares and Options"). All of the Seller Shares are and as of the Closing Date will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights and the Seller Shares are registered with the SEC and all applicable securities agencies and in accordance with all applicable securities laws and are fully tradable as the registered shares of an Over-the-Counter Bulleting Board company. The Seller Shares are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Seller, or any agreement to which the Seller or the Management is a party or by which the Seller or the Management is bound. All of the Seller Shares have been issued in compliance with all applicable federal and state securities laws. Other than as disclosed in **Schedule 3(c)(i)**, there is no outstanding capital stock or other securities of the Seller and no outstanding options, rights or commitments to issue such capital stock or other securities. Other than as disclosed in **Schedule 3(c)(ii)**, the Seller has never adopted, sponsored or maintained any stock option plan or any other plan or entered into any contract providing for equity compensation to any Person and, as of the Closing Date, all such rights and plans (if any) shall have been terminated and cancelled.

(ii) Other than as disclosed in **Schedule 3(c)(iii)**, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, transfer or delivery by the Seller or the Management (including any right of conversion or exchange under any outstanding security or other instrument) of any of the Seller Shares or any additional shares of the capital stock of the Seller. Except as disclosed in this Agreement, there are no voting agreements, voting trusts, proxies, powers-of-attorney, shareholder agreements or other agreements or understandings relating to the voting of the Seller Shares.

(iii) Concurrently with the Closing and the consummation of the transactions described in this Agreement, all of the Management Shares and Options (other than the Purchased Management Stock) shall have been transferred and assigned to the Seller for immediate cancellation (except for the Purchased Management Stock), and following the transfer, assignment and cancellation of the Management Shares and Options (other than the Purchased Management Stock), the sole remaining issued and outstanding shares of common stock and options to purchase common stock of the Seller shall be those set forth on **Schedule 3(c)(iv)**.

(iv) From the date of the execution of this Agreement until the Closing Date, the Seller will not change its capital structure, issue any new shares, options or warrants or incur any secured indebtedness.

(d) Authorization of Transaction. Subject to approval by the Seller's shareholders, the Seller and the Management have the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its and their respective obligations under this Agreement and the Ancillary Agreements. Without limiting the generality of the foregoing, the Board of Directors of the Seller and the Management have duly authorized the execution, delivery, and performance of this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Seller and the Management, enforceable in accordance with its and their respective terms and conditions.

(e) Noncontravention. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity, or court to which the Seller or the Management is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or the Management is a party or by which it or they is or are bound or to which any of its or their respective assets (real or personal) is subject or result in the imposition of any Security Interest upon any of its or their respective assets (real or personal), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(f) No Consents. Except as set forth in **Schedule 3(f)** no consent, approval, authorization, permit or other order of or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery or consummation of this Agreement or any other agreement contemplated hereby to be executed by the Seller or the Management (including, without limitation, the Ancillary Agreements).

(g) Brokers' Fees. The Seller and the management have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

(h) SEC Reports. The Seller has filed with the SEC all reports required to be filed since January 1, 2006, none of the reports filed with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

(i) Financial Statements. The Seller has filed with the SEC the following financial statements of the Seller: (i) audited balance sheets, income statements, statements of shareholders' equity and statement of cash flows as of and for the fiscal years ended December 31, 2007 and 2006;

and (ii) unaudited balance sheets, income statements and cash flow statements as of and for the three months ended March 31, 2008 and June 30, 2008 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP (none of which will be material). The Financial Statement presents fairly the financial condition and operating results of the Seller as of the dates indicated, subject in the case of the unaudited financial statements to normal year-end audit adjustments (none of which will be material). The books and records of the Seller are accurate and complete in all material respects and have been maintained in accordance with reasonable business practices. No financial statement of any Person other than the Seller is required by GAAP to be included in the Financial Statements.

(j) Changes. Since March 31, 2008, there has not been any change, event or condition of any character, whether or not in the Ordinary Course of Business, whether separately or in the aggregate with other changes, events or conditions, that could reasonably be expected to result in a Material Adverse Effect.

(k) Legal Compliance. To the best of Management's Knowledge, the Seller is and at all times has been in material compliance with all Legal Rules applicable to it and has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments, including all applicable federal and state securities laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or threatened against the Seller alleging any failure to so comply. The Seller has all applicable approvals and authorizations to operate as a fully reporting Over-the-Counter Bulletin Board company and as of the Closing Date will be up to date in all of its filings and will have filed all reports with the SEC required to be filed by it and will be in full compliance with all applicable federal and state securities laws and regulations that are required for it to continue as a fully reporting Over-the-Counter Bulletin Board company following the Closing.

(l) Tax Matters.

(i) Except as set forth in **Schedule 3(l)(i),** (1) the Seller has filed all Tax Returns that it was required to file on or before the date hereof, which Tax Returns are, true, correct and complete in all material respects and reflect in all material respects the Tax liabilities of the Seller for the applicable periods; (2) to the Knowledge of the Seller and Management, all Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid; (3) the Seller is not currently the beneficiary of any extension of time within which to file any Tax Return; and (4) no claim has ever been made in writing by any Taxing Authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure, or alleged failure, to pay any Tax. The Seller has withheld and paid all required Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(ii) The Seller has deducted, withheld and or remitted to the appropriate Taxing Authority all Taxes required to have been deducted, withheld and/or remitted by the Seller under any applicable Tax law in connection with amounts paid or credited by the Seller to or for the account or benefit of any Person, including without limitation, payments to any of its present or former employees, independent contractors, stockholders, directors, officers, creditors and non-residents of the

United States, and the Seller has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with the amounts paid to such Persons.

(iii) **Schedule 3(l)(iii)** lists all Tax Returns filed by the Seller for taxable periods ending on or after January 1, 2001 and with respect to those Tax Returns, indicates those Tax Returns that have been audited and those Tax Returns that are currently being audited. The Seller has delivered to the Plaintiffs accurate and complete copies of all such Tax Returns. The Seller and the Management do not expect any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed.

(iv) The Seller and the Management have not received notice from a Taxing Authority, in writing or through personal contact with a Taxing Authority agent, regarding any action, suit, proceeding, investigation, audit or claim, proposed or pending against or with respect to the Seller in respect of any Taxes and, no such action, suit, proceeding, investigation, audit or claim is pending or threatened.

(v) The Seller has not waived or extended any statute of limitations in respect of any Taxes and no such waiver or extension has been requested from the Seller by any Taxing Authority. The Seller has not agreed to any extension of time with respect to a Tax assessment or deficiency. The Seller has not entered into any closing agreement with the IRS pursuant to Code Section 7121 or any similar agreement with any other Taxing Authority. There are no outstanding rules for, or requests for rulings with any Tax Authority that are, or if issued would be, binding on the Seller. No power of attorney currently in force has been granted by the Seller concerning any Tax matter.

(vi) The Seller has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Code Section 6662. The Seller is not a party to any Tax allocation or Tax sharing agreement, and has no Liability for Taxes of any Person (other than itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. The Seller has not agreed to, nor is it required to make, any adjustment under Code Section 481.

(m) Real Property. **Schedule 3(m)** lists all real property owned by or leased or subleased to the Seller. The Seller has delivered to the Plaintiffs correct and complete copies of the leases and subleases listed on **Schedule 3(m)**. To the Knowledge of Management, each lease and sublease listed on **Schedule 3(m)** of the is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect. **Schedule 3(m)** lists and describes briefly all real property that any of the Seller owns. From and after the Closing Date, all of the foregoing leases to which the Seller is a party shall have been terminated and the Seller shall have no further Liability or obligation arising out of or related to any of the foregoing leases. With respect to each such parcel of owned real property:

(i) except as reflected on **Schedule 3(m)**, the Seller has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

(ii) there are no pending or, to the Knowledge of any of the Management, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters materially and adversely affecting the current use, occupancy, or value thereof;

(iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

(iv) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

(v) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

(vi) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

(vii) there are no parties (other than the Seller and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in of the **Schedule 3(m)** who are in possession of space to which they are entitled;

(viii) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

(ix) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

(n) Intellectual Property. **Schedule 3(n)** identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which the Seller and has granted to any third party with respect to any of its intellectual property. No royalties or fees are payable by the Seller to any Person relating to any of the foregoing Intellectual Property. To the Knowledge of the Seller and Management, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any party

from whom the Seller has obtained the right to use Intellectual Property pursuant to license, sublicense, agreement or permission of any other third party. To the Knowledge of the Seller and Management, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Seller. To the Knowledge of the Seller and Management, the Seller has not infringed upon, violated, interfered with, misused or misappropriated any Intellectual Property rights of third parties and the Seller has not received any written or, to the Knowledge of the Seller or Management any oral, charge, complaint, claim, demand or notice alleging any such infringement, violation, interference, misuse or misappropriation.

(o) Contracts. **Schedule 3(o)** lists all written contracts and other written agreements to which the Seller is a party, the performance of which will involve consideration in excess of $10,000. The Seller has delivered to the Plaintiffs a correct and complete copy of each contract or other agreement listed in **Schedule 3(o)**, each of which will be assigned to the Buyer and all Liabilities thereunder assumed by the Buyer as of the Closing Date.

(p) Litigation. **Schedule 3(p)** sets forth each instance in which the Seller or the Management (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect. Except as set forth in **Schedule 3(p)**, there is no suit, action, hearing, claim or litigation, or legal, administrative, arbitration or other proceeding (whether civil, criminal, administrative, judicial, whether formal or informal, whether public or private, including, without limitation, workers' compensation and employment related claims) ("Litigation") pending or, to the Knowledge of the Seller or Management, threatened against or affecting the Seller or any of the Seller's properties or assets, nor to the Knowledge of the Seller or Management, any investigation pending or threatened against or affecting, the Seller or any of the Seller's properties or assets, before any Governmental Entity. To the Knowledge of the Seller and Management, there is no Basis to believe that any such Litigation or investigation may be brought against the Seller or any of its properties or assets (including, to the Knowledge of the Seller or Management, no unreported incidents that could reasonably be expected to lead to any workers' compensation claims against the Seller). None of the matters set forth in **Schedule (3)(p)** could reasonably be expected to have a Material Adverse Effect on the Seller or could reasonably be expected to materially adversely affect the ability of the Seller or the Management to consummate the transactions contemplated hereby. Except as set forth in **Schedule 3(p),** during the past five (5) years, the Seller has not been made a party to or become the subject of, nor to the Knowledge of the Seller and Management threatened to be made a party to or become the subject of, any Litigation, and, to the Knowledge of the Seller and Management, there is no Basis for any present or future Litigation against the Seller.

(q) Environmental, Health, and Safety Matters.

(i) To the best of the Management's Knowledge, the Seller is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations (if any) are set forth on **Schedule 3(q)(i)**.

(ii) The Seller has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities, whether accrued, absolute, contingent, unliquidated or otherwise, including any investigatory, remedial or corrective obligations, relating to the Seller or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a Material Adverse Effect.

(iii) Except as set forth in **Schedule 3(q)(iii)**, the present and former activities of the Seller comply and have always complied in all material respects with all applicable Environmental Laws.

(iv) This Section 4 contains the sole and exclusive representations and warranties of the Seller and Management with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

(r) Labor Matters. Except as set forth in **Schedule 3(r)**, the Seller is not delinquent in any payment to any of its employees, consultants, leased employees or independent contractors for any wages, salaries, commissions, bonuses, or other compensation for any services performed for it to the date of this Agreement or the Closing Date, The Seller has withheld and paid to the appropriate Governmental Entity, or is holding for payment not yet due to such Governmental Entity, all amounts required to be withheld from employees of the Seller and is not liable for any arrears of material wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Seller has properly classified each of its respective employees as employees and its independent contractors as independent contractors. On the Closing Date, the Seller will have no Liability or obligation owing to any of its Closing Date or former employees or independent contractors for any wages, salaries, commissions, bonuses, severance or other compensation or payments for any services performed for it to Closing Date.

(s) Shell Company. As of the Closing, the Seller will be a shell company with no operations and no Liabilities, Liens, Litigation, encumbrances or Indebtedness that is up to date in its filings and in compliance with all applicable federal and state securities laws and regulations and its common stock will be traded on the Over-the-Counter Bulletin Board.

(t) Interested Party Transactions. As of the Closing, the Seller is not indebted to any of the directors, officers or employees of the Seller (except for amounts due as salaries, bonuses, commissions and reimbursements of expenses in the Ordinary Course of Business), and no such Person is indebted to the Seller.

(u) Absence of Undisclosed Liabilities. The Seller does not have any Liability except for (a) Liabilities set forth and itemized in **Schedule 3(u)**, (b) Liabilities arising in the Ordinary Course of Business since the date of its last Form 10-Q filed with the SEC, and (c) Liabilities reflected or reserved against on the Seller's balance sheet or disclosed in the accompanying notes thereto, which individually or in the aggregate are not material and are of the same character and nature as the Liabilities quantified on the face of the balance sheet, none of which results from or relates to any breach of Contract, breach of warranty, tort, infringement or breach of Law or arose out of any Litigation. The Seller has not guaranteed any obligation of any officer, director, employee of shareholder of Seller, or any other Person.

(v) Absence of Undisclosed Options or Rights to Acquire Seller Shares. Except as set forth and itemized in **Schedules 3(v)**, the Seller has not issued and no person or entity has any rights or options to acquire any of the Seller's stock.

(w) Control of Seller. Following the Plaintiff's acquisition of the Purchased Management Stock, the Plaintiffs will own and control a majority of the Seller's stock and in accordance with the Seller's Articles and Bylaws, the Plaintiff will have voting control and the right to control the operations and actions of the Seller.

(x) Disclaimer of Other Representations and Warranties. The Seller and the Management shall not be deemed to have made to Plaintiffs any representations or warranties other than those expressly made in this Section 3 and 4.

**4. Representations and Warranties of the Buyer.**

The Buyer and the Management, jointly and severally, represent and warrant to the Plaintiffs that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(a) Organization of the Buyer. The Buyer is a newly formed corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee. The Buyer was formed specifically for this transaction.

(b) Authorization of Transaction. The Buyer and the Management have all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its and their respective obligations under this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Buyer and the Management (where applicable), enforceable in accordance with their respective terms and conditions.

(c) Brokers' Fees. The Buyer and the Management have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the Ancillary Agreements for which the Seller could become liable or obligated.

**5. Covenants.**

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) Use of Commercially Reasonable Efforts. The Seller, the Buyer, the Management and the Plaintiffs shall cooperate with each other and use all their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on their respective parts to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as soon as reasonably practicable. In exercising the foregoing right, each of the Seller, the Buyer, the Management and the Plaintiffs shall act reasonably and as promptly as reasonably practicable.

(b) Notices and Consents. The Seller and the Management will give any notices to third parties; and the Seller and the Management will use its commercially reasonable efforts to obtain any third party consents, that are necessary to consummate the transactions described in this Agreements and that the Plaintiffs reasonably may request. All of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein. In connection with the foregoing, the Parties agree that promptly following the execution of this Agreement the Management shall (a) cause Harris Cramer, LLP to prepare a Proxy that will (i) be sent to the Plaintiffs for their review and approval prior to being forwarded to the SEC and the Seller's shareholders, and (ii) seek approval by the Seller's shareholders of the transactions described herein, and (b) call a shareholders meeting seeking approval of the transactions described herein and transmit the Proxy to all of the Seller's shareholders and take any required actions necessary to seek approval of the transactions described herein by the Seller's shareholders.

(c) Operation of Business. The Seller and the Management will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

(d) Full Access. The Seller and the Management will permit representatives of the Plaintiffs to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Seller. The Plaintiffs will treat and hold as such any Confidential Information they receive from the Management and the Seller in the course of the reviews contemplated by this Section 5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in their possession.

(e) Notice of Developments.

(i) The Seller and the Management shall promptly notify the Plaintiffs in writing of any development causing a breach of any of its or their respective representations and warranties in Section 3 above. Unless the Plaintiffs has the right to terminate this Agreement pursuant to Section 7(a)(ii) below by reason of the development and exercises that right within the period of 20 business days, the written notice pursuant to this Section 5(e)(i) will be deemed to have amended the Schedules or otherwise to have qualified the representations and warranties contained in Section 3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under this Agreement by reason of the development.

(ii) Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e)(ii), however, shall be deemed to amend this Agreement or to prevent or cure any misrepresentation or breach of warranty.

(f) Irrevocable Proxy. The Plaintiffs hereby grants the Seller's Board of Directors an irrevocable proxy to vote the Plaintiffs' shares of common stock of the Seller in favor of the approval of this Agreement in connection with the shareholder approval of this Agreement. This proxy is coupled with an interest and shall not expire unless this Agreement has terminated.

(g) Cooperation with Counsel. Prior to and subsequent to the Closing, the Plaintiffs shall cooperate with the Seller's and the Management's counsel in connection with the preparation of any SEC filings, including, but not limited to the Proxy. The Parties acknowledge and agree that (1) the Management and its legal counsel shall be responsible along with the Seller (pre-Closing) to prepare and file all SEC filings, including, but not limited to the Proxy that are necessary to obtain approval for and consummate the transactions described in this Agreement and the Ancillary Agreements, and (2) the Management and the Seller (pre-Closing) shall be responsible for the payment of all transaction expenses related to negotiation, preparation and consummation of the transactions described in this Agreement and for the preparation and filing of all SEC filings that are due prior to or on the Closing Date, including, but not limited to the Proxy and the Form 10-Q for the quarter ending June, 2008 (and September, 2008, if applicable) that are necessary to obtain approval for and consummate the transactions described in this Agreement, provided, however, the Plaintiffs shall pay for or reimburse the Seller for the filing fees and Registered Agent's fees and expenses incurred in connection with the reincorporation in Delaware.

(h) California Litigation. Prior to the Closing, the Seller shall have settled the California Litigation, and in any event, if there has not been a settlement of the California Litigation, the Management shall, jointly and severally, indemnify, defend and hold harmless the Plaintiffs against any and all losses suffered, incurred or sustained by them or the Seller. All parties to the California Litigation will pay their own expenses, including attorneys' fees and costs of the litigation, and will provide general releases to all parties of the California Litigation, provided, however, that from and after the Closing Date, the Seller will have no further Liability or obligations relating to the settlement of the California Litigation. If the California Litigation is not settled as of the Closing, the Management shall have the exclusive authority to control the California Litigation as long as they timely pay all attorneys' fees and costs.

(i) Voting of the Management's Shares. At the shareholders meeting called to consider the transaction contemplated by this Agreement, the Management agrees to vote their shares of common stock in connection with the vote of the majority of other shares which vote for or against the proposal to sell the assets of the Seller to the Buyer.

(j) Surrender of Ownership. At the Closing, the Management will return to the treasury of the Seller for cancellation and Seller will cancel for no consideration all outstanding shares of capital stock, stock options and warrants of the Seller (other than the Purchased Management Stock) that are directly and/or indirectly owned and/or controlled by the Management.

(k) Amendment and Restatement of Bylaws. As soon as practicable, the Seller shall amend and restate its Bylaws in the form attached as Schedule 3(b)(ii).

(l) Reincorporation in Delaware. As soon as practicable, the Seller shall reincorporate in Delaware since it has no Florida contacts.

**6. Conditions to Obligation to Close.**

(a) Conditions to Obligation of the Plaintiffs. The Plaintiffs's obligations under this Agreement are subject to satisfaction of the following conditions:

(i) the Seller's and the Management's representations and warranties set forth in Sections 3 and 4 are true and correct in all material respects at and as of the Closing Date;

(ii) the Seller and the Management shall have performed and complied with all of their covenants under this Agreement in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv) the Seller and the Management shall have delivered to the Plaintiffs a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

(v) the Plaintiffs shall have received from counsel to the Buyer, Seller and Management an opinion of counsel as attached as **Exhibit I**, which is reasonably acceptable to legal counsel to the Plaintiffs, addressed to the Plaintiffs, and dated as of the Closing Date;

(vi) the Plaintiffs shall have received from the Seller and the Management executed general releases in the form attached as **Exhibits F** and **H**;

(vii) all actions to be taken by the Seller and the Management in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents, including the Proxy, required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Plaintiffs; and

(viii) the Seller's shareholders shall approve the sale of assets and all other transactions contemplated by this Agreement at a meeting called for that purpose.

(ix) all Assumed Liabilities, contractual obligations, Liabilities and Indebtedness of the Seller shall have been assigned to and assumed by the Buyer as of the Closing Date with the Seller having been relieved of all Liability and obligations for all such Assumed Liabilities, Contractual Obligations, Indebtedness, Liability, and obligations.

(x) all Liens, encumbrances, security agreements, Indebtedness, Security Interests, financing statements, and mortgages on the assets (personal or real property) of the Seller shall have been terminated.

(xi) all Leases to which the Seller is a party or to which the Seller has any Liability or obligation shall have been terminated as of the Closing Date.

(xii) the Seller and the Management shall have delivered to the Plaintiffs all monies and items to be delivered pursuant to Section 2 of this Agreement, including, but not limited to, $250,000 payment to EIG Venture Capital, Limited, and the Purchased Management Stock, all in a form reasonably satisfactory to Plaintiffs' counsel.

(xiii) the Seller and the Management shall have delivered all Schedules to this Agreement to Plaintiffs's counsel and Plaintiffs' counsel shall be satisfied with the form of all such Schedules.

(xiv) the Buyer shall have hired all employees of the Seller as of the Closing Date and shall have assumed and paid all amounts owing to such employees by the Seller.

(xv) the Seller shall have amended and restated its Bylaws in Florida and reincorporated in Delaware.

The Plaintiffs may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Seller, the Buyer and the Management. The Seller's, the Buyer's and the Management's obligations under this Agreement are subject to the satisfaction of the following conditions:

(i) the Plaintiffs shall have performed and complied with all of its covenants under this Agreement in all material respects through the Closing;

(ii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iii) the Plaintiffs shall have delivered to the Seller and the Management an executed general release in the form attached as **Exhibit G**;

(iv) the Plaintiffs shall have delivered to the Seller and the Management a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

(v) all actions to be taken by the Plaintiffs in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

(vi) the Real Property owned by the Seller shall be conveyed to the Buyer and the Mortgage on the Real Property in the name of the Seller shall have been terminated; and

(vii) the Seller's shareholders shall approve the sale of assets and all other transactions contemplated by this Agreement at a meeting called for that purpose.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

**7. Termination.**

(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) the Seller, the Buyer, the Plaintiffs, and Management may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) Plaintiffs may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous 20 business days given the Plaintiffs any notice pursuant to Section 5(e)(i) above and (B) the development that is the subject of the notice has had a Material Adverse Effect;

(iii) the Plaintiffs may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller or the Management has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Plaintiffs has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, *provided, however*, that the Plaintiffs may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (and without providing a notice and cure period to the Seller and the Management) in the events that (i) the Seller does not file an Information Statement on Schedule 14C relating to the Seller's reincorporation in Delaware with the SEC on or before September 30, 2008, or (ii) the Seller does not file a Preliminary Proxy Statement relating to the transactions described in this Agreement with the SEC on or before October 31, 2008, or (B) if the Closing shall not have occurred on or before December 31, 2008, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Plaintiffs themselves breaching any covenant contained in this Agreement); and

(iv) the Seller may terminate this Agreement by giving written notice to the Plaintiffs at any time prior to the Closing (A) in the event the Plaintiffs has breached any material covenant contained in this Agreement in any material respect, the Seller has notified the Plaintiffs of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2008, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

(b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties under this Agreement shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); except, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

**8. Additional Agreements.**

(a) Conditions to the Transaction. Each Party shall take all reasonable actions necessary to comply promptly with all Legal Rules, which may be imposed on such Party with respect to the transactions contemplated hereby and shall promptly cooperate with and furnish information to each other Party in connection with any such requirements imposed upon each other Party or affiliate of each other Party in connection with such transactions. Each Party shall take, and shall cause its affiliates to take, all reasonable actions to obtain (and to cooperate with each other Party and its affiliates in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such Party or its affiliates in connection with the transactions or the taking of any action contemplated thereby or by this Agreement

(b) Tax Returns of the Seller; Responsibility for Payment of Taxes Post-Close.

The Seller shall in good faith prepare or cause to be prepared (and submit to the Buyer and the Management for their respective review and comment which comments the Seller shall consider and (if applicable) incorporate before filing) and file or cause to be filed all Tax Returns for the Seller for all periods through the Closing. If, after preparation of a Tax Return or after notice from a Taxing Authority, the Seller determines that the Buyer and Management owe an amount for Assumed Liabilities not already paid, the Seller shall provide the Buyer and Management with written notice of the amount owed, along with a copy of the corresponding Tax Return. The Buyer and Management shall remit the amount owed to the Seller within fifteen (15) business days after receipt of such notice. Additionally, the Buyer and Management shall gross up all payments made by the Buyer and the Management pursuant to this Section 8(b) so that after the Seller pays Taxes on such payment, it will have a net amount equal to the amount it would have been entitled to receive if the payment had not been taxable income to the Seller.

9. Indemnification.

(a) Survival. Except as otherwise expressly provided herein, all covenants and agreements of the Buyer, the Management, and the Seller contained in this Agreement (including those made in the Ancillary Agreements, Exhibits and Schedules hereto) shall survive the Closing, except for any covenant or agreement that expressly provides that it is to be performed for or survive for a given period of time, which shall continue until the last date on which such covenant or agreement expressly provides that it is to be performed or survives. All of the representations and warranties of the Buyer, the Management and the Seller contained in this Agreement (including those made in the Ancillary Agreements, Exhibits and Schedules hereto), any updates to the Schedules referenced herein and any other agreement, document or certificate delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for thirty-six (36) months thereafter, other than (a) the representations, warranties, covenants and agreements contained in Sections 2, 3(a), 3(c), 3(d), 3(e), 3(f), 3(g), 3(s), 4(a), 4(b) and 4(c) (the "Transactional Reps"), and the agreement contained in Section 8, which shall continue in full force and effect indefinitely and (b) the representations, warranties, covenants and agreements contained in Sections 5.11(b), 3(h), 3(k), 3(l), 3(n) and 3(q) which shall continue in full force and effect until the expiration of their respective statute of limitations (the "Statutory Reps"). In the event that a notice of action or claim for indemnification under this Section is given within the applicable survival periods set forth above, the representation, warranty, covenant or agreement that is the subject of such indemnification action or claim shall survive with respect to such action or claim until such action or claim is finally resolved.

(b) Indemnification by the Buyer and Management. Except as otherwise expressly provided in this Section, on and after the Closing Date, the Buyer and the Management shall, jointly and severally, defend, indemnify and hold harmless the Plaintiffs and the Seller and each of their respective affiliates, partners, officers, directors, employees, agents, successors and assigns (collectively, "Plaintiffs' Indemnified Persons"), and shall reimburse the Plaintiffs's Indemnified Persons, for, from and against, each and every demand, claim, cost, expense, loss, Liability, judgment, damage, fine, penalty and fee including, without limitation, reasonable attorneys' fees (individually, a "Loss" and collectively, the "Losses") imposed on or incurred by any of the Plaintiffs's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any breach of or inaccuracy in any representation or warranty of the Buyer or the Management under this Agreement, any Ancillary Agreement, any Schedule or Exhibit hereto or any agreement, certificate or other

document delivered or to be delivered hereunder, determined in all cases without regard to the terms "material" "materially" "Material Adverse Effect" or "Material Adverse Change", (ii) any breach, default or non-fulfillment of any covenant, agreement or other obligation of the Buyer or the Management under this Agreement, any Ancillary Agreement, any Schedule or Exhibit hereto or any agreement, certificate or other document delivered or to be delivered hereunder or thereunder, or (iii) any Third Party Claim that may be brought against any member of Plaintiffs or the Seller or any affiliated person or entity based on or arising out of the entry into this Agreement or consummation of the transactions described herein by the Plaintiffs.

(c) Notice and Defense of Third-Party Claims. If any action, claim or proceeding shall be brought or asserted by a third party (a "Third Party Claim") against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Section from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Third Party Claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and counsel selected by the Indemnifying Person determines that the representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten (10) days after notice of any such Third Party Claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Persons, subject to the right of the Indemnifying Person to assume, at its expense, the defense of such Third Party Claim with counsel satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Section to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim other than in accordance with the following sentence. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Third Party Claim or consent to entry of any judgment with respect to any such Third Party Claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the Plaintiffs of the Indemnified Person from all Liability with respect to such Third Party Claim.

(d) Non-Third Party Claims. An Indemnified Person will notify the Indemnifying Person in writing promptly of its discovery of any matter that does not involve a Third Party Claim in respect of which indemnity may be sought under this Section, which written notice shall specify the nature of the claim and the amount of Losses therefor. In the event that the Indemnifying Person does not notify the Indemnified Person in writing that it disputes such claim within thirty (30) days from receipt of such written notice of claim, specifying in reasonable detail the basis for contesting such claim, the Indemnifying Person will be deemed to have acknowledged liability for such claim and the amount of Losses therefor and Indemnifying Person shall promptly pay the amount of such Losses to the Indemnified Party. The Indemnified Person will reasonably cooperate and assist the Indemnifying Person in determining the validity of any claim for indemnity by the Indemnifying Person and in otherwise resolving such matters.

## 10. Miscellaneous.

(a) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

(c) Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

| | |
|---|---|
| To the Buyer: | 1059 E. Tri-County Boulevard<br>Oliver Springs, TN 37840<br>Facsimile: (865) 482-8477 |
| With a Copy to: | Lisa A. Temple, Esq.<br>Hatfield & Temple, P.C.<br>1053 E. Tri County Boulevard<br>Oliver Springs, TN 37840<br>Facsimile: (865) 381-1338 |
| To the Seller: | 1059 E. Tri-County Boulevard<br>Oliver Springs, TN 37840<br>Facsimile: (865) 482-8477 |
| With a Copy to: | Michael D. Harris, Esq.<br>Harris Cramer LLP<br>1555 Palm Beach Lakes Boulevard, Suite 310<br>West Palm Beach, FL 33401<br>Facsimile: (561) 659-0701 |
| and | Lisa A. Temple, Esq.<br>Hatfield & Temple, P.C.<br>1053 E. Tri County Boulevard<br>Oliver Springs, TN 37840<br>Facsimile: (865) 381-1338 |
| To Management: | % Diversified Product Inspections, Inc.<br>1059 E. Tri-County Boulevard<br>Oliver Springs, TN 37840<br>Facsimile: (865) 482-8477 |
| With a Copy to: | Lisa A. Temple, Esq.<br>Hatfield & Temple, P.C. |

1053 E. Tri County Boulevard
Oliver Springs, TN 37840
Facsimile: (865) 381-1338

To the Plaintiffs:

Sofcon, Limited
EIG Venture Capital, Limited
EIG Capital Investments, Limited
c/o Jan Telander, President
EIG Capital
Calle Azucena 37
Torreblanca del Sol
29640 Fuengirola, Spain
Facsimile: (+34) 952-477-047

With a Copy to:

Robert S. Bick, Esq.
Williams, Williams, Rattner & Plunkett, P.C.
380 North Old Woodward Avenue
Suite 300
Birmingham, Michigan 48009
Facsimile: (248) 642-0856

and to

Joseph B. LaRocco, Esq.
49 Locust Avenue
Suite 107
New Cannan, CT 06840
Facsimile: (203) 966-0363

or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

(d) Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement or the Ancillary Agreements, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing Party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

(e) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida. The resolution of any dispute arising out of this Agreement or any Ancillary Agreement shall be adjudicated by a court of competent jurisdiction located in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida.

(f) Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived,

discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

(g) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(h) Force Majeure. Force majeure shall mean no strikes; labor disputes; freight embargoes; interruption or failure in the Internet, telephone or other telecommunications service or related equipment; material interruption in the mail service or other means of communication with the United States; if the Seller shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured; acts of God; outbreak or material escalation of hostilities or civil disturbances, national emergency or war (whether or not declared), or other calamity or crises including a terrorist act or acts affecting the United States; future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency of such government); or any cause beyond the reasonable control of such Party.

(i) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(j) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; except, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure.

(k) No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights and this Agreement does confer any such rights upon any other purpose.

(l) Expenses. The Plaintiffs, the Management, the Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

In witness whereof, the undersigned has executed this Asset Purchase Agreement as of the date first written above.

WITNESSES:

DIVERSIFIED PRODUCT INSPECTIONS, LLC

By: ______________________
John Van Zyll, Authorized Member and Manager

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By: ______________________
John Van Zyll, President

______________________
John Van Zyll

______________________
Ann Furlong

______________________
Marvin Stacy

SOFCON, LIMITED

By: ______________________
Jan Telander, President

EIG VENTURE CAPITAL, LIMITED

By: ______________________
Jan Telander, President

EIG CAPITAL INVESTMENTS, LIMITED

By: ______________________
Jan Telander, President

In witness whereof, the undersigned has executed this Asset Purchase Agreement as of the date first written above.

WITNESSES:

DIVERSIFIED PRODUCT INSPECTIONS, LLC

By: ______________________
John Van Zyll, Authorized Member and Manager

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By: ______________________
John Van Zyll, President

______________________
John Van Zyll

______________________
Ann Furlong

______________________
Marvin Stacy

SOFCON, LIMITED

By: ______________________
Jan Telander, President

EIG VENTURE CAPITAL, LIMITED

By: ______________________
Jan Telander, President

EIG CAPITAL INVESTMENTS, LIMITED

By: ______________________
Jan Telander, President

## LIST OF EXHIBITS AND SCHEDULES

***Exhibits***

| | |
|---|---|
| **Exhibit A:** | **Bill of Sale – Acquired Assets** |
| **Exhibit B:** | **Assumption Agreement – Assumed Liabilities** |
| **Exhibit C-1:** | **Assignment of Stock – Van Zyll to EIG Venture Capital, Limited** |
| **Exhibit C-2:** | **Assignment of Stock and Options – Van Zyll to Seller for Cancellation** |
| **Exhibit C-3:** | **Assignment of Stock – Stacy to EIG Venture Capital, Limited** |
| **Exhibit C-4:** | **Assignment of Stock and Options – Stacy to Seller for Cancellation** |
| **Exhibit C-5:** | **Assignment of Stock – Furlong to EIG Venture Capital, Limited** |
| **Exhibit C-6:** | **Assignment of Stock and Options – Furlong to Seller for Cancellation** |
| **Exhibit D-1:** | **Resignation letter – Van Zyll** |
| **Exhibit D-2:** | **Resignation letter – Stacy** |
| **Exhibit D-3:** | **Resignation letter – Furlong** |
| **Exhibit D-4:** | **Resignation letter – Wankelman** |
| **Exhibit D-5:** | **Resignation letter - Walters** |
| **Exhibit E:** | **Resolutions Appointing Jan Telander as sole officer and Director of Seller** |
| **Exhibit F:** | **Form of Seller's General Release** |
| **Exhibit G:** | **Form of Plaintiff's General Release** |
| **Exhibit H:** | **Form of Management's General Release** |
| **Exhibit I:** | **Legal Opinion of Buyer's, Seller's and Management's Counsel** |

***Schedules***

| | |
|---|---|
| **Schedule 2(c):** | **Specific Assumed Liabilities** |
| **Schedule 2(c)(i):** | **Seller's Stockholder Ledger and Option Ledger** |
| **Schedule 2(c)(ii):** | **Management Stockholder Ledger including Options to Purchase Shares** |
| **Schedule 3(a):** | **Organization of Seller** |
| **Schedule 3(b)(i):** | **Seller's Articles of Incorporation (Florida)** |
| **Schedule 3(b)(ii):** | **Seller's Amended and Restated Bylaws (Florida)** |
| **Schedule 3(b)(iii)** | **Seller's Certificate of Incorporation (Delaware)** |
| **Schedule 3(b)(iv)** | **Seller's Bylaws (Delaware)** |
| **Schedule 3(c)(i):** | **Seller's Capital Stock Subscriptions/Commitments** |
| **Schedule 3(c)(ii):** | **Seller's Stock Option or Other Equity Rights Plans** |
| **Schedule 3(c)(iii):** | **Subscriptions, Options, Warrants, Calls and Similar Commitments** |
| **Schedule 3(c)(iv):** | **Post-Closing Seller Stockholder Ledger** |
| **Schedule 3(f):** | **Consents** |
| **Schedule 3(l)(i):** | **Tax Matters** |
| **Schedule 3(l)(iii):** | **Tax Returns Filed Since 12/31/2001** |
| **Schedule 3(m):** | **List of Seller's Leases and Subleases/Real Property** |
| **Schedule 3(n):** | **Intellectual Property** |
| **Schedule 3(o):** | **List and Copies of Seller's Contracts and Agreements** |

| | |
|---|---|
| **Schedule 3(p):** | **Litigation** |
| **Schedule 3(q)(i):** | **Environmental, Health and Safety Matters: Permits and Licenses** |
| **Schedule 3(q)(iii):** | **Environmental, Health and Safety Matters: Environmental Law Exceptions** |
| **Schedule 3(r):** | **Labor Law Exceptions** |
| **Schedule 3(u) :** | **Liabilities** |
| **Schedule 3(v):** | **Exceptions to Absence of Undisclosed Options or Rights to Acquire Seller Shares** |

**EXHIBIT A**

# BILL OF SALE

**KNOW ALL MEN BY THESE PRESENTS** that DIVERSIFIED PRODUCT INSPECTIONS, INC., a Florida corporation, whose address is 1059 E. Tri County Boulevard, Oliver Springs, Tennessee 37840 ("Seller") does hereby sell, assign, transfer, and convey to DIVERSIFIED PRODUCT INSPECTIONS, LLC, a Tennessee limited liability company, whose address is 1059 E. Tri County Boulevard, Oliver Springs, Tennessee 37840 (the "Buyer"), pursuant to that certain Settlement Agreement and Asset Purchase Agreement by and among Buyer, Seller, John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the "Management") and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the "Plaintiffs") (the "Asset Purchase Agreement"), free and clear of any and all liens, claims, security interests, and encumbrances of any kind, except for those associated with the Assumed Liabilities, as defined in the Asset Purchase Agreement, all right, title and interest of the Seller in and to the Acquired Assets, as defined in the Asset Purchase Agreement.

The Seller hereby constitutes and appoints the Buyer, and its successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, for the Seller and in the Seller's name, place and stead to execute and deliver any and all instruments of assignment necessary or advisable to accomplish the purposes of this Bill of Sale.

The Seller for itself and its successors and assigns, does hereby covenant with the Buyer and its successors and assigns that the Seller and/or its successors and assigns, shall upon request by the Buyer, execute and deliver any and all additional documents, assignments, instruments of conveyance, transfer and/or confirmation, as may be requested by the Buyer and/or which may be necessary for the purpose of vesting and/or evidencing title in and to the Acquired Assets free and clear of any liens, claims and encumbrances in the name of the Buyer.

Any capitalized terms that are used in this Bill of Sale that are not defined herein shall have the respective meanings ascribed in the Asset Purchase Agreement.

**IN WITNESS WHEREOF**, the undersigned Seller has caused this Bill of Sale to be executed on this _____ day of ______________, 2008.

**"SELLER"**

**DIVERSIFIED PRODUCT INSPECTIONS, INC.**

**By:** ______________________________

**John Van Zyll**

**Its: President**

**EXHIBIT B**

**ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES**

Assignment and Assumption of Assumed Liabilities ("Agreement"), dated ________, 2008, is made by Diversified Product Inspections, LLC, a Tennessee limited liability ("Buyer") in favor of Diversified Product Inspections, Inc., a Florida corporation ("Seller"). All capitalized terms used in this Agreement that are not defined herein shall have the respective meanings ascribed to them in the Settlement Agreement and Asset Purchase Agreement, dated as of September ___, 2008, (the "Asset Purchase Agreement") by and among Buyer, Seller, John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the "Management") and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the "Plaintiffs").

Pursuant to the Asset Purchase Agreement, the undersigned agrees as follows:

1. Buyer hereby assumes and agrees to perform, pay and discharge all of the Assumed Liabilities and all Liabilities and obligations of the Seller arising from or relating to all periods prior to and on the Closing Date (whether or not those Liabilities and obligations are known or unknown at the time of Closing and whether or not they become due before, on or after the Closing Date.

2. Buyer, by its execution of this Agreement of Assignment and Assumption of Liabilities, and Seller, by its acceptance of this Agreement of Assignment and Assumption of Liabilities, hereby acknowledge and agree that neither the representations and warranties nor the rights and remedies of either party under the Asset Purchase Agreement shall be deemed to be limited, modified or altered in any way by such execution and acceptance of this Agreement.

3. The assignment to and assumption of the Assumed Liabilities by Buyer shall be deemed to occur at the close of business on the Closing Date.

IN WITNESS WHEREOF, Buyer and Seller have caused this instrument to be duly executed under seal as of and on the date first above written.

BUYER:

DIVERSIFIED PRODUCT INSPECTIONS, LLC

By: ______________________________
John Van Zyll
Its: Authorized Member and Manager

**SELLER:**

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By: ______________________________
John Van Zyll
Its: President

**EXHIBIT C-1**

**ASSIGNMENT OF STOCK**
**[Separate from Certificate]**

---

**FOR VALUE RECEIVED,** the undersigned, **JOHN VAN ZYLL** ("***Assignor***") does hereby sell, assign, deliver, and transfer onto **EIG VENTURE CAPITAL, LIMITED**, a Belize corporation ("***Assignee***"), pursuant to and in accordance with the terms and conditions that are set forth in that certain **SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT** by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, Diversified Product Inspections, Inc., a Florida corporation (the "***Corporation***"), Assignor, Ann Furlong, Marvin Stacy, Sofcon, Limited, a Belize corporation, Assignee and EIG Capital Investments, Limited, a Belize corporation (the "***Settlement Agreement***"), One Million (1,000,000) shares of the common stock of the Corporation, standing in Assignor's name on the books of said Corporation (the "***Stock***"), and Assignor does hereby consent to the transfer of the Stock with full power of substitution in the premises in accordance with the terms and conditions set forth in the Settlement Agreement.

Dated: ____________, 2008

_______________________________
**John Van Zyll**

**EXHIBIT C-2**

**ASSIGNMENT OF STOCK AND OPTIONS FOR CANCELLATION**
**[Separate from Certificate]**

---

**FOR VALUE RECEIVED,** the undersigned, **JOHN VAN ZYLL** ("***Assignor***") does hereby sell, assign, deliver, and transfer onto **DIVERSIFIED PRODUCT INSPECTIONS, INC.**, a Florida corporation (the "***Corporation***"), pursuant to and in accordance with the terms and conditions that are set forth in that certain **SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT** by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Corporation, Assignor, Ann Furlong, Marvin Stacy, Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (the "***Settlement Agreement***"), Three Million Nine Hundred Fifty-Three Thousand Seven Hundred Twenty-Four (3,953,724) shares of the common stock of the Corporation, standing in Assignor's name on the books of said Corporation (the "***Stock***") and all options and rights of Assignor to acquire shares of stock in the Corporation, for immediate cancellation.

Dated: __________ ___, 2008

______________________________
**John Van Zyll**

**EXHIBIT C-3**

**ASSIGNMENT OF STOCK**
**[Separate from Certificate]**

---

**FOR VALUE RECEIVED,** the undersigned, **Marvin Stacy** ("***Assignor***") does hereby sell, assign, deliver, and transfer onto **EIG VENTURE CAPITAL, LIMITED**, a Belize corporation ("***Assignee***"), pursuant to and in accordance with the terms and conditions that are set forth in that certain **SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT** by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, Diversified Product Inspections, Inc., a Florida corporation (the "***Corporation***"), John Van Zyll, Ann Furlong, Assignor, Sofcon, Limited, a Belize corporation, Assignee and EIG Capital Investments, Limited, a Belize corporation (the "***Settlement Agreement***"), One Million (1,000,000) shares of the common stock of the Corporation, standing in Assignor's name on the books of said Corporation (the "***Stock***"), and Assignor does hereby consent to the transfer of the Stock with full power of substitution in the premises in accordance with the terms and conditions set forth in the Settlement Agreement.

Dated: ___________ ___, 2008

_____________________________
**Marvin Stacy**

**EXHIBIT C-4**

**ASSIGNMENT OF STOCK AND OPTIONS FOR CANCELLATION**
**[Separate from Certificate]**

---

**FOR VALUE RECEIVED,** the undersigned, **MARVIN STACY** ("***Assignor***") does hereby sell, assign, deliver, and transfer onto **DIVERSIFIED PRODUCT INSPECTIONS, INC.**, a Florida corporation (the "***Corporation***"), pursuant to and in accordance with the terms and conditions that are set forth in that certain **SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT** by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Corporation, John Van Zyll, Ann Furlong, Assignor, Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (the "***Settlement Agreement***"), Nine Hundred Eighty-Five Thousand Two Hundred Twenty-Three (985,223) shares of the common stock of the Corporation, standing in Assignor's name on the books of said Corporation (the "***Stock***") and all options and rights of Assignor to acquire shares of stock in the Corporation, for immediate cancellation.

Dated: ____________ ___, 2008

______________________________
**Marvin Stacy**

**EXHIBIT C-5**

**ASSIGNMENT OF STOCK**
**[Separate from Certificate]**

---

**FOR VALUE RECEIVED,** the undersigned, **ANN FURLONG** ("***Assignor***") does hereby sell, assign, deliver, and transfer onto **EIG VENTURE CAPITAL, LIMITED**, a Belize corporation ("***Assignee***"), pursuant to and in accordance with the terms and conditions that are set forth in that certain **SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT** by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, Diversified Product Inspections, Inc., a Florida corporation (the "***Corporation***"), John Van Zyll, Assignor, Marvin Stacy, Sofcon, Limited, a Belize corporation, Assignee and EIG Capital Investments, Limited, a Belize corporation (the "***Settlement Agreement***"), One Million (1,000,000) shares of the common stock of the Corporation, standing in Assignor's name on the books of said Corporation (the "***Stock***"), and Assignor does hereby consent to the transfer of the Stock with full power of substitution in the premises in accordance with the terms and conditions set forth in the Settlement Agreement.

Dated: ___________ ___, 2008

______________________________
**Ann Furlong**

**EXHIBIT C-6**

**ASSIGNMENT OF STOCK AND OPTIONS FOR CANCELLATION**
**[Separate from Certificate]**

---

**FOR VALUE RECEIVED,** the undersigned, **ANN FURLONG** ("***Assignor***") does hereby sell, assign, deliver, and transfer onto **DIVERSIFIED PRODUCT INSPECTIONS, INC.**, a Florida corporation (the "***Corporation***"), pursuant to and in accordance with the terms and conditions that are set forth in that certain **SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT** by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Corporation, John Van Zyll, Assignor, Marvin Stacy, Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (the "***Settlement Agreement***"), One Million Forty-Four Thousand Two Hundred Twenty-Three (1,044,223) shares of the common stock of the Corporation, standing in Assignor's name on the books of said Corporation (the "***Stock***") and all options and rights of Assignor to acquire shares of stock in the Corporation, for immediate cancellation.

Dated: ___________ ___, 2008

______________________________
**Ann Furlong**

**EXHIBIT D-2**

____________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September _____, 2008 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders his resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

____________________________
Marvin Stacy

**EXHIBIT D-3**

____________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September ____, 2008 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders her resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

__________________________
Ann Furlong

**EXHIBIT D-4**

___________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September _____, 2008 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders his resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

____________________________
Willard Wankelman

**EXHIBIT D-5**

__________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September _____, 2008 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders his resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

____________________________
Matthew Walters

**EXHIBIT E**

**DIVERSIFIED PRODUCT INSPECTIONS, INC.**

**CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS**

The undersigned, constituting all of the members of the Board of Directors of **Diversified Product Inspections, Inc.**, a Florida corporation (the "**Corporation**"), hereby consent, in writing, to the actions embodied in the following resolutions, without a meeting:

**RESOLVED**, that JAN TELANDER is appointed to the Board of Directors of the Corporation; and be it further

**RESOLVED,** that, Section 3.01 of the Corporation's Bylaws is amended to change to permissible number of Directors from a minimum of 3 and a maximum of 9 to a minimum of 1 and a maximum of 5 (the "***Bylaw Amendment***"); and be it further

**RESOLVED**, that any Officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to file the Bylaw Amendment with the records of the Corporation; and be it further

**RESOLVED**, that the resignations of JOHN VAN ZYLL, ANN FURLONG, MARVIN STACY, WILLARD WANKELMAN and MATHEW WALTERS as Officers of the Corporation are hereby accepted; and be it further

**RESOLVED**, that JAN TELANDER, is appointed the sole Officer of the Corporation; and be it further

**RESOLVED**, that the resignations of JOHN VAN ZYLL, ANN FURLONG, MARVIN STACY, WILLARD WANKELMAN and MATHEW WALTERS as Directors of the Corporation are hereby accepted.

Dated: ______________________ __, 2008

| | |
|---|---|
| ______________________<br>John Van Zyll | ______________________<br>Ann Furlong |
| ______________________<br>Marvin Stacy | ______________________<br>Matthew Walters |
| ______________________<br>Willard Wankelman | |

**EXHIBIT F**

## SELLER'S GENERAL RELEASE

This General Release of Seller (this "**Release**") is being executed and delivered in accordance with Section 2(h) of the Settlement Agreement and Asset Purchase Agreement dated as of September ________, 2008 (the "**Asset Purchase Agreement**") by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the "Buyer"), Diversified Product Inspections, Inc., a Florida corporation (the "Seller"), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the "Management") and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the "Plaintiffs"). Capitalized terms used in this Release without definition have the respective meanings ascribed to them in the Asset Purchase Agreement.

The Seller acknowledges that execution and delivery of this Release is a condition to the Plaintiffs' obligation to enter into the Asset Purchase Agreement and to consummate the transactions contemplated by the Asset Purchase Agreement, and that the Plaintiffs are relying on this Release in consummating such transactions.

The Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Plaintiffs to consummate the transactions contemplated in the Asset Purchase Agreement, hereby agrees as follows:

Except as provided below, the Seller, on behalf of itself, and each of its Directors, Officers, shareholders and employees, or Persons controlled by, controlling or under common control with Seller (together, "**Related Persons**"), hereby releases and forever discharges the Plaintiffs (individually, a "**Releasee**" and collectively, "**Releasees**") from any and all claims, demands, proceedings, causes of action, and other liabilities whatsoever, whether known or unknown, absolute or contingent, direct or indirect or nominally or beneficially claimed or possessed, both at law and in equity, which the Seller or any of its respective Related Persons have against the respective Releasees arising contemporaneously with or prior to the Closing Date arising out of or related to the claims asserted in the Pending Litigation (collectively, "**Liabilities**").

The Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Notwithstanding the preceding, this Release shall not operate, nor shall it be construed, to release the Buyer, Management or Plaintiffs from their respective duties and obligations arising out of the Asset Purchase Agreement.

The Seller expressly acknowledges that it has received the advice of counsel prior to signing this Release.

The Seller acknowledges that it may hereafter discover facts different from or in addition to those it now knows or believes to be true with respect to the matters released herein. The Seller acknowledges that the releases contained herein shall remain effective in all respects notwithstanding such different or additional facts.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, the Seller has executed and delivered this Release as of this ___ day of ________, 2008.

Diversified Product Inspections, Inc.

By: ______________________________
John Van Zyll
Its: President

**EXHIBIT G**

# PLAINTIFFS' GENERAL RELEASE

This General Release of Plaintiffs (this "**Release**") is being executed and delivered in accordance with Section 2(h) of the Settlement Agreement and Asset Purchase Agreement dated as of September _______, 2008 (the "**Asset Purchase Agreement**") by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the "Buyer"), Diversified Product Inspections, Inc., a Florida corporation (the "Seller"), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the "Management") and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the "Plaintiffs"). Capitalized terms used in this Release without definition have the respective meanings ascribed to them in the Asset Purchase Agreement.

The Plaintiffs acknowledge that execution and delivery of this Release is a condition to the Seller's and Management's obligations to enter into the Asset Purchase Agreement and to consummate the transactions contemplated by the Asset Purchase Agreement, and that the Seller and Management are relying on this Release in consummating such transactions.

The Plaintiffs, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Seller and Management to consummate the transactions contemplated in the Asset Purchase Agreement, hereby agree as follows:

Except as provided below, the Plaintiffs, on behalf of themselves, and each of their respective Directors, Officers, shareholders and employees, or Persons controlled by, controlling or under common control with each Plaintiff (together, "**Related Persons**"), hereby release and forever discharge the Seller and the Management (individually, a "**Releasee**" and collectively, "**Releasees**") from any and all claims, demands, proceedings, causes of action, and other liabilities whatsoever, whether known or unknown, absolute or contingent, direct or indirect or nominally or beneficially claimed or possessed, both at law and in equity, which the Plaintiffs or any of their respective Related Persons have against the respective Releasees arising contemporaneously with or prior to the Closing Date arising out of or related to the claims asserted in the Pending Litigation (collectively, "**Liabilities**").

The Plaintiffs hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Notwithstanding the preceding, this Release shall not operate, nor shall it be construed, to release the Buyer, Management or Seller from their respective duties and obligations arising out of the Asset Purchase Agreement.

The Plaintiffs expressly acknowledge that they have received the advice of counsel prior to signing this Release.

The Plaintiffs acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the matters released herein. The Plaintiffs acknowledge that the releases contained herein shall remain effective in all respects notwithstanding such different or additional facts.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, the Plaintiffs have executed and delivered this Release as of this ___ day of ________, 2008.

SOFCON, LIMITED

By:_______________________________
Jan Telander, President

EIG VENTURE CAPITAL, LIMITED

By:_______________________________
Jan Telander, President

EIG CAPITAL INVESTMENTS, LIMITED

By:_______________________________
Jan Telander, President

**EXHIBIT H**

## MANAGEMENT'S GENERAL RELEASE

This General Release of Management (this "**Release**") is being executed and delivered in accordance with Section 2(h) of the Settlement Agreement and Asset Purchase Agreement dated as of September _______, 2008 (the "**Asset Purchase Agreement**") by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the "Buyer"), Diversified Product Inspections, Inc., a Florida corporation (the "Seller"), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the "Management") and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the "Plaintiffs"). Capitalized terms used in this Release without definition have the respective meanings ascribed to them in the Asset Purchase Agreement.

The Management acknowledges that execution and delivery of this Release is a condition to the Plaintiffs' obligation to enter into the Asset Purchase Agreement and to consummate the transactions contemplated by the Asset Purchase Agreement, and that the Plaintiffs are relying on this Release in consummating such transactions.

The Management, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Plaintiffs to consummate the transactions contemplated in the Asset Purchase Agreement, hereby agrees as follows:

Except as provided below, the Management, on behalf of itself, and each Person constituting the Management, and any Person controlled by each of them, controlling or under common control with Management (together, "**Related Persons**"), hereby releases and forever discharges the Plaintiffs (individually, a "**Releasee**" and collectively, "**Releasees**") from any and all claims, demands, proceedings, causes of action, and other liabilities whatsoever, whether known or unknown, absolute or contingent, direct or indirect or nominally or beneficially claimed or possessed, both at law and in equity, which the Management or any of its respective Related Persons have against the respective Releasees arising contemporaneously with or prior to the Closing Date arising out of or related to the claims asserted in the Pending Litigation (collectively, "**Liabilities**").

The Management hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Notwithstanding the preceding, this Release shall not operate, nor shall it be construed, to release the Buyer, Seller or Plaintiffs from their respective duties and obligations arising out of the Asset Purchase Agreement.

The Management expressly acknowledges that it has received the advice of counsel prior to signing this Release.

The Management acknowledges that it may hereafter discover facts different from or in addition to those it now knows or believes to be true with respect to the matters released herein. The Management acknowledges that the releases contained herein shall remain effective in all respects notwithstanding such different or additional facts.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, the Seller has executed and delivered this Release as of this ___ day of ________, 2008.

"Management"

______________________________
John Van Zyll

______________________________
Ann Furlong

______________________________
Marvin Stacy

**EXHIBIT I**

# [LETTERHEAD OF HATFIELD & TEMPLE, P.C.]

______________ __, 2008

Sofcon, Limited
EIG Venture Capital, Limited
EIG Capital Investments, Limited
c/o Jan Telander, President
EIG Capital
Calle Azucena 37
Torreblanca del Sol
29640 Fuengirola, Spain

Attention: Jan Telander

> ***Re:*** Settlement Agreement and Asset Purchase Agreement is dated September __, 2008 by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the "Buyer"), Diversified Product Inspections, Inc., a Florida corporation (the "Seller"), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the "Management") and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the "Plaintiffs") (the "Asset Purchase Agreement")

Dear Mr. Telander:

We have acted as legal counsel to the Buyer, Seller and Management in connection with the transactions described in the Asset Purchase Agreement, including all Schedules and Exhibits attached thereto (the "***Transactions***"). This opinion (the "***Opinion***") is being delivered pursuant to Paragraph 6(a)(v) of the Asset Purchase Agreement. All capitalized terms that are used in this Opinion which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

In connection with the delivery of this Opinion, we have examined the Asset Purchase Agreement, including all Schedules and Exhibits attached thereto. We have also examined the Articles of Incorporation, Bylaws, Stockholder Ledger, issued options and Option Ledger, existing loan and security agreements, settlement and dismissal documents relating to the Pending Litigation and originals and/or copies of issued stock certificates of the Buyer and the Seller, certificates of public officials, and other documents and records provided to us by the Buyer, Seller and Management as well as such other certificates and instruments as we have deemed necessary for the purposes of the

opinions expressed herein. As to various questions of fact material to this Opinion, we have, when relevant facts were not independently established, relied upon certificates and written statements of Management, Officers, and Directors (as applicable) of Buyer and Seller. The aforementioned Asset Purchase Agreement, including all Schedules and Exhibits attached thereto and all documents, instruments and agreements by and among the Buyer, Seller, Management and Plaintiffs relating to the Transactions are sometimes hereinafter collectively referred in this Opinion to as the "***Transaction Documents***". We are familiar with the proceedings of the Buyer, the Seller and the Management with respect to the authorization, execution and delivery of the Transaction Documents and the transactions contemplated thereby.

Based on the foregoing and our examination of such matters of law as we have deemed necessary or appropriate to render the opinions set forth in this letter, but subject to the qualifications and limitations described, we are of the opinion that:

1. Seller is a corporation duly organized and legally existing under the laws of the State of Florida and is in good standing and qualified to conduct business in the States of Florida, Tennessee and in all other jurisdictions in which Seller is required to qualify to conduct business. Seller has the requisite corporate power and authority to carry on its business operations and to transfer its assets and properties.

2. Buyer is a limited liability company duly organized and legally existing under the laws of the State of Tennessee and is in good standing and qualified to conduct business in the State of Tennessee and in all other jurisdictions in which Buyer is required to qualify to conduct business. Buyer has the requisite limited liability company power and authority to carry on its business operations and to own its assets and properties.

3. The Transaction Documents and all Schedules and Exhibits, and all other documents, agreements, or instruments executed or to be executed by Buyer, Seller and/or Management in connection with or pursuant to the Transaction Documents and the consummation of all of the transactions provided for in the Transaction Documents: (i) have been duly authorized by all necessary limited liability company action on the part of Buyer and its members and managers; (ii) have been duly authorized by all necessary corporate action on the part of Seller and its stockholders and directors (including filing a Proxy describing the transactions described in the Transaction Documents with the SEC and transmitting the Proxy to the Seller's shareholders and allowing the Seller's shareholders to vote on the aforementioned transactions at a duly called meeting of the Seller's shareholders); (iii) have been duly and legally executed and delivered by Buyer, Seller and Management; and (iv) Buyer, Seller and Management have the requisite power and authority to enter

into, execute and deliver the Transaction Documents and to carry out all of their obligations thereunder.

4. The Transaction Documents, executed by Buyer, Seller and Management, constitute legal, valid, and binding obligations of Buyer, Seller and Management and are enforceable against Buyer, Seller and Management in accordance with their terms.

5. To the best of our knowledge, based upon due inquiry with the Buyer, Seller and Management and necessary legal investigation, no authorization, approval, consent, declaration or finding of any person, entity or governmental authority, regulatory body, federal, state, or local, is necessary or required in connection with the execution, delivery and performance of the Transaction Documents by Buyer, Seller or Management, except for authorizations obtained by the Buyer, Seller and/or Management prior to or at the time of Closing.

6. To the best of our knowledge, based upon due inquiry with Buyer, Seller and Management and necessary legal investigation: (i) the Purchased Management Stock being assigned to Plaintiffs by Management pursuant to the Asset Purchase Agreement is free and clear of any and all Liens, claims, Security Interests and/or Encumbrances, and there are no liens, claims, Security Interests, UCC-1 financing statements, or similar filings or encumbrances or potential liens, claims or encumbrances on the Purchased Management Stock being assigned to Plaintiffs; (ii) following the execution of the Transaction Documents, Plaintiffs shall acquire good and marketable title in and to the Purchased Management Stock, free and clear of any and all Liens, claims, security interests, and/or Encumbrances of any kind; and (iii) each of the members of Management (in each case, where applicable) have full authority to: (a) sell and transfer the Purchased Management Stock to Plaintiffs, free and clear of any and all Liens, claims, Security Interests and Encumbrances which might be asserted by third parties, and (b) enter into, execute and deliver the Transaction Documents and bind Buyer, Seller and Management in accordance with the terms of said documents.

7. As of the Closing, the Seller will be a shell company with no operations and no Liabilities, Liens, Litigation, encumbrances or Indebtedness that is up to date in its filings and in compliance with all applicable federal and state securities laws and regulations and its common stock will be traded on the Over-the-Counter Bulletin Board.

8. Following the Plaintiff's acquisition of the Purchased Management Stock, the Plaintiffs will own and control a majority of the Seller's common stock and in accordance with the Seller's Articles and Bylaws, the Plaintiff will have voting control and the right to control the operations and actions of the Seller.

9. To the best of our knowledge, based upon due inquiry with Buyer, Seller and Management and necessary legal investigation, there are no judgments outstanding against Buyer, Seller and/or Management and there is no pending or threatened action, suit or proceeding before any court or any governmental or regulatory authority relating to Buyer, Seller, Management or the Purchased Management Stock, where such judgment or pending or threatened suit or action or proceeding would adversely affect Buyer, Seller, Management, the Purchased Management Stock or the ability of Management to transfer the Purchased Management Stock to Plaintiffs, free and clear of any and all Liens, claims, security interests and Encumbrances of any kind.

10. As to compliance with federal and state securities laws and regulations: (i) Seller is current in its filings and in compliance with all applicable federal and state securities laws and regulations; (ii) the consummation of the Transactions will not negatively impact Seller's ability to continue as a fully reporting Over-the-Counter Bulletin Board company following the Closing; and (iii) the consummation of the Transactions is fair to Seller's shareholders and has been approved and consummated by Seller's shareholders in accordance with all applicable state and federal securities regulations.

The opinions set forth in this letter are qualified as stated and are qualified further by the following:

a. We have assumed the competency and legal capacity of the signatories to the Transaction Documents and all underlying related documents and the accuracy and completeness of all records made available to us.

b. Whenever our Opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that, during the course of our representation of Buyer, Seller and Management in connection with the Transactions contemplated by the Transaction Documents, no information has come to our attention which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Buyer, Seller and/or Management.

We call your attention to the fact that our opinion has been limited to the specific matters stated herein. No opinion may be inferred or implied beyond the matters expressly stated.

Very truly yours,

HATFIELD & TEMPLE, P.C.

**SCHEDULE 2(c)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Certain Specific Assumed Liabilities to be Discharged on Closing Date**

- $400,000 Line of Credit / Note Payable with Regions Banks f/k/a AM South Bank.
- $800,000 Mortgage Loan Note Payable with Regions Bank f/k/a AM South Bank.
- Deed of Trust dated 6/29/2006 by and between Diversified Product Inspections, Inc. and FMLS, Inc., as Trustee for the benefit of AM South Bank n/k/a Regions Bank.
- Deed of Trust dated 12/21/2004 by and between Diversified Product Inspections, Inc. and FMLS, Inc., as Trustee for the benefit of AM South Bank n/k/a Regions Bank.
- Closing Date Outstanding Checks
- All amounts owing to:
  - Hatfield & Temple, P.C.
  - Harris Cramer, LLP
  - Interwest Transfer Co., Inc.
  - Coulter & Justus, P.C.
  - Bradley & Gmelich
- All other Assumed Liabilities not listed above.

**SCHEDULE 2(c)(i)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Seller's Stockholder Ledger and Option Ledger**

(a) Stockholder Ledger – See Stockholder Ledger attached.

(b) Option Ledger:

| Description | Issued | Option Price | Shares | Exercisable | Expiration |
|---|---|---|---|---|---|
| **Stock Options** | | | | | |
| John Van Zyll | 4-Nov-02 | $0.1080 | 2,500,000 | 2,500,000 | None |
| Marvin Stacy | 4-Nov-02 | $0.1080 | 2,500,000 | 2,500,000 | None |
| Ann Furlong | 4-Nov-02 | $0.1080 | 2,500,000 | 2,500,000 | None |
| Matt Walters | 4-Nov-02 | $0.1080 | 250,000 | 250,000 | None |
| Warren Wankelman | 4-Nov-02 | $0.1080 | 250,000 | 250,000 | None |
| Employees | 25-Nov-02 | $0.1800 | 28,000 | 28,000 | None |
| Total | | | 8,028,000 | 8,028,000 | |
| Expired Employee Options | | | (28,000) | (28,000) | |
| Outstanding at Period End | | | 8,000,000 | 8,000,000 | |
| **Stock Warrants** | | | | | |
| Sofcon Limited – (Telander) | Apr-02 | $0.2376 | 462,963 | 462,963 | Apr-05 |
| Sofcon Limited – (Telander) | Jun-02 | $0.2300 | 462,963 | 462,963 | Jun-06 |
| Sofcon Limited – (Telander) | Oct-02 | $0.0880 | 462,963 | 462,963 | Oct-06 |
| Sofcon Limited – (Telander) | Apr-02 | $0.2376 | 1,388,889 | 1,388,889 | Apr-06 |
| Total | | | 2,777,778 | 2,777,778 | |
| Expired Warrants | | | (2,777,778) | (2,777,778) | |
| Outstanding at Year End | | | 0 | 0 | |
| **Total Options and Warrants** | | | **8,000,000** | **8,000,000** | |

**SCHEDULE 2(c)(ii)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Management Stockholder Ledger including Options to Purchase Shares**

| Name | Number of Shares | Number of Options |
|---|---|---|
| John Van Zyll | 4,953,724 | 2,500,000 |
| Marvin Stacy | 1,985,223 | 2,500,000 |
| Ann Furlong | 2,044,223 | 2,500,000 |
| Total | 8,983,170 | 7,500,000 |

**SCHEDULE 3(a)**

**TO SETTLEMENT AGREEMENT
AND ASSET PURCHASE AGREEMENT**

**Control of Shares or Persons**

None.

## SCHEDULE 3(b)(i)

## TO SETTLEMENT AGREEMENT
## AND ASSET PURCHASE AGREEMENT

### Seller's Articles of Incorporation

See Articles of Incorporation, attached.

**SCHEDULE 3(b)(ii)**

**TO SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT**

**FORM OF SELLER'S AMENDED AND RESTATED BYLAWS (FLORIDA)**

**AMENDED AND RESTATED**

**BYLAWS**

**OF**

**DIVERSIFIED PRODUCT INSPECTIONS, INC.**

As Adopted on

September ____, 2008

Article I. Meeting of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of Diversified Product Inspections, Inc., a Florida corporation (the "Corporation"), shall be held in April at the time and place designated by the board of directors of the Corporation. The annual meeting of shareholders for any year shall be held no later than 13 months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the board of directors, or when holders of not less than 10 percent of all the shares entitled to vote at the meeting deliver to the Corporation's secretary one or more written demands to convene the meeting describing the purpose or purposes for which it will be held. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special meeting.

Section 3. Place. Meetings of shareholders may or may not be held within or without the State of Florida.

Section 4. Notice. Written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally by telegraph, teletype, or other form of electronic communication, or by first class mail, by or at the direction of the chief executive

officer, president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. The provisions of Florida Statutes Section 607.0706 as to waiver of notice are applicable.

Notwithstanding the foregoing, no notice of a shareholders' meeting need be given to a shareholder if: (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two checks in payment of dividends or interest on securities during a 12-month period have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time and place are announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders but in no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date was adopted.

The record date for determining shareholders entitled to demand a special meeting is 40 days before the Corporation first receives a demand to convene a special meeting.

If no prior action is required by the board of directors, the record date for determining shareholders entitled to take action without a meeting is 40 days before the date the first signed written consent is delivered to the Corporation under Florida Statutes Section 607.0704. If not otherwise fixed, and prior

action is required by the board of directors, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is 40 days before the first notice is delivered to shareholders.

A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7. Shareholder Quorum and Voting. Except as provided by law, a majority of the outstanding shares of each class or series of voting stock then entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders but in no event shall a quorum consist of less than one-third of the shares of each class or series of voting stock then entitled to vote. When a specified item of business is required to be voted on by a class or series of stock, a majority of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of those shares represented at the meeting in person or by proxy of each class or series of voting stock and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

Shares of stock of the Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting. Provided, however, that nothing contained herein shall limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, chief executive officer, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

Shares held by or under the control of a receiver or a trustee in a bankruptcy proceeding or any assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect: (i) if only one votes, in person or by proxy, his act binds all; (ii) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (iii) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the

share or shares in question proportionally; (iv) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest; (v) trustees or other fiduciaries holding shares registered in the name of a nominee may cause such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

Section 9. Proxies. Every shareholder or the shareholder's authorized attorney-in-fact may authorize another person or persons to act for him by proxy by signing an appointment form either personally or by his attorney in-fact, all to the extent that the shareholder is entitled to vote at a meeting of shareholders. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form is a sufficient appointment form.

An appointment of proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 10. Action by Shareholders without a Meeting. Any action required by law, these bylaws, or the articles of incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting

at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote on an action as a class, such written consent shall be required of a majority of the shares of each class entitled to vote as a class and of the total shares entitled to vote. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action is delivered to the Corporation. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation shall be effective unless in writing and until received by the Corporation.

Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided under the Florida Business Corporation Act (the "Act"), the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Act regarding the rights of dissenting shareholders.

A consent signed under this section shall have the effect of a meeting vote and may be described as such in any document.

The written consents of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

## Article II. Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

Section 2. Qualification. Directors must be natural persons who are 18 years of age or older but need not be residents of this state or shareholders of this Corporation.

Section 3. Compensation. The board of directors shall have authority to fix the compensation of directors.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In discharging his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,

(b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

(c) a committee of the board of directors upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its board of directors or a committee at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to such meeting or transacting specific business thereat or he votes against such action or abstains from the action taken.

Section 6. Number. This Corporation shall have no less than one director, the exact number of which shall be established by resolution of the board of directors. The number of directors may be established from time to time by resolution of the board of directors, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 7. Election and Term. Each person named in the articles of incorporation as a member of the initial board of directors and all other directors appointed by the board of directors to fill vacancies thereof shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold

office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Vacancies. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 9. Removal of Directors. At a meeting of the shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause by a vote of the holders of a majority of the shares of each class or series of voting stock present in person or by proxy then entitled to vote at an election of directors.

Section 10. Quorum and Voting. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 11. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board of directors, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 12. Place of Meeting. Regular and special meetings by the board of directors may or may not be held within or without the State of Florida.

Section 13. Time, Notice and Call of Meetings. Regular meetings of the board of directors shall be held without notice on the second Tuesday of May of each year. Notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery, any form of electronic notice including facsimile transmission, as long as the director is able to retain a copy of the notice, or telegram at least one day before the meeting.

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all obligations including, the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the board of directors may be called by the chief executive officer or president of the Corporation or by any director.

Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 14. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the board of directors. Action taken by written consent shall be effective when the last director signs the consent unless an effective date is specified in the consent. Such consent shall have the same effect as a unanimous meeting vote.

Section 15. Committees. The board of directors by resolution adopted by a majority of the full board of directors may designate from among its members such committees it deems prudent, such as, but not limited to, an executive committee, audit committee, compensation committee, finance committee and a litigation committee. Each committee shall be comprised of two or more members who will serve at the pleasure of the board of directors.

Section 16. Resignation. A director may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

## Article III. Officers

Section 1. Officers. The officers of this Corporation shall consist of a chief executive officer, president, one or more vice presidents, secretary, and treasurer, and any assistants to the office of vice president, treasurer or secretary as may be designated by the board of directors, each of whom shall be elected by the board of directors from time to time. Any two or more offices may be held by the same person. The failure to elect any of the above officers shall not affect the existence of this Corporation.

Section 2. Duties. The officers of this Corporation shall have the following duties and such other duties as delegated by the chief executive officer.

The chief executive officer of the Company shall have general and active management of the business and affairs of the Company subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders.

The president shall be the chief operating officer of the Company, shall act whenever the chief executive officer shall be unavailable.

The vice presidents shall perform such duties as may be prescribed by the board of directors or the president and shall act whenever the president shall be unavailable.

The secretary of the Corporation shall be responsible for the preparation of the minutes of the directors and shareholders meetings and for the authentication of the records of the Corporation. The secretary shall have custody of and maintain all of the corporate records except the financial records and shall perform such other duties as may be prescribed by the board of directors.

The treasurer shall be the chief financial and accounting officer. He shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the board

of directors and shall keep this bank account in the name of the Corporation. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the Corporation and shall perform such other duties as the bylaws provide or the board of directors may prescribe.

Section 3. Removal of Officers. Any officer may be removed by the board of directors at any time with or without cause.

Any vacancy occurring in any office may be filled by the affirmative vote of a majority of the board of directors.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Resignation of Officers. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer's resignation shall not affect the Corporation's contract rights, if any, with the officer.

## Article IV. Stock Certificates

Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Corporation shall be signed either manually or in facsimile by the president or vice president and the secretary or an assistant secretary and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate.

Each certificate representing shares shall state upon its face: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 3. Transfer of Stock. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

Section 4. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

## Article V. Corporate Records

Section 1. Corporate Records. This Corporation shall keep correct and complete records and accurate books of account and shall keep as permanent records minutes of all meetings and actions taken without a meeting of its shareholders, board of directors and any committee of the board of directors.

This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

The Corporation shall keep a copy of the following records: (i) its articles or restated articles of incorporation and all amendments to them currently in effect; (ii) its bylaws or restated bylaws and all amendments to them currently in effect; (iii) resolutions adopted by its board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) the minutes of all shareholders' and board of directors' meetings and records of all action taken by shareholders and board of directors without a meeting for the past three years; (v) written communications to all shareholders generally or all shareholders of a class or

series within the past three years including the financial statements furnished for the past three years; (vi) a list of the names and business street addresses of its current directors and officers; and (vii) its most recent annual report delivered to the Department of State.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders' Inspection Rights. A shareholder of the Corporation, his agent or attorney is entitled to inspect and copy, during regular business hours at the Corporation's principal office, the Corporation's articles or restated articles of incorporation and all amendments, the bylaws or restated bylaws and all amendments, resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations if shares issued pursuant to those resolutions are outstanding, the minutes of the shareholders meetings and records of all actions taken by shareholders without a meeting for the past three years, written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years as required by law, a list of the names and business street address of the Corporation's current directors and officers and the Corporation's most recent annual report delivered to the Department of State, if prior to his inspection he has given the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy. A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the Corporation, minutes of any meetings of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, accounting records of the Corporation, the records of shareholders, and any other books and records if his demand is made in good faith and for a proper purpose, he describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose and he gives the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy.

Section 3. Financial Information. Unless ratified by resolution of the shareholders, the Corporation shall prepare and mail to its shareholders within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements, annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, a statement of cash flow for that year and if such financial statements are reported upon by a public accountant, his report.

Meetings of shareholders may be held within or without the State of Delaware as the bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Company.

9. The Company reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

10. No director of this Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Nothing in this paragraph shall serve to eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to this Company or its shareholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

11. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (except as provided in Section 11 (f)) whether civil, criminal or administrative, (a "Proceeding"), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an "Investigation"), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnitee"), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that an Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by

final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (an "Undertaking").

(b) If a claim under Section 11(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In

(i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and

(ii) any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that,

the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section 11 or otherwise shall be on the Company.

(c) The rights to indemnification and to the Advancement of Expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

(d) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

(f) Notwithstanding the indemnification provided for by this Section 11, the Company's

bylaws, or any written agreement, such indemnity shall not include any expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim against any Indemnitee whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

12. Special meetings of the shareholders shall be held when directed by the Company's Board of Directors or upon written request by any beneficial owner, as defined by the Rules of the Securities and Exchange Commission, of 10% or more of the outstanding shares of common stock.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of September 2008.

______________________________

_______________, Incorporator

**SCHEDULE 3(b)(iv)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**FORM OF SELLER'S BYLAWS (DELAWARE)**

# BYLAWS

# OF

______________________________

As Adopted on

____________, 200__

Article I. Meeting of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held at the time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of directors of the Corporation.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Board of Directors, or when requested in writing by the holders of not less than 10 percent of all the shares entitled to vote at the meeting.

Section 3. Place. Meetings of shareholders may be held within or without the State of Delaware.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage there on prepaid. The provisions of Section 229 of the Delaware General Corporation Law (the "DGCL") as to waiver of notice are applicable.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the

adjourned meeting, a notice of adjourned meeting, shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day preceding the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7. Shareholder Quorum and Voting. A majority of the outstanding shares of each class or series of voting stock then entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of those shares present at the meeting in person or by proxy of each class or series of voting stock and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided however that the directors of the Corporation shall be elected by a plurality of such shares.

After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Treasury shares, shares of stock of this Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and shares of stock of this

Corporation, held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 9. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting of a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 10. Action by Shareholders without a Meeting. Any action required by law, these bylaws, or the certificate of incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Promptly after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger or consolidation for which appraisal rights are provided under the DGCL, be given in accordance with Section 262(d)(2) of the Act, as amended.

Section 11. Advance Notice of Shareholder Nominees and Shareholder Business.

To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business must be:

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,

(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or

(c) otherwise properly brought before the meeting by a shareholder.

For such other nominations or other business to be considered properly brought before the meeting by a shareholder, such shareholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such shareholder's notice must be delivered to or mailed and received by the secretary of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice of prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the $10^{th}$ day following the day on

which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a shareholder's notice to the secretary shall set forth:

(i) the name and address of the shareholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

(ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduced the business specified in the notice;

(iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

(v) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

## Article II. Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state or shareholders of this Corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,

(b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

(c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the certificate of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number. This Corporation shall have no less than three nor greater than nine directors. The number of directors may be established from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 7. Election and Term. Each person named in the certificate of incorporation as a member of the initial Board of Directors and all other directors appointed by the Board of Directors to fill vacancies thereof shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 9. Removal of Directors. At a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of each class or series of voting stock, present in person or by proxy, then entitled to vote at an election of directors.

Section 10. Quorum and Voting. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 12. Place of Meeting. Regular and special meetings by the Board of Directors may be held within or without the State of Delaware.

Section 13. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on the second Tuesday of September of each year. Notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, any form of electronic notice including facsimile transmission, as long as the director is able to retain a copy of the notice, or telegram at least one day before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the president of the Corporation or by any director.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 14. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.

Section 15. Committees. The Board of Directors may designate from among its members such committees it deems prudent, such as, but not limited to, an executive committee, audit committee, compensation committee, finance committee and a litigation committee.

## Article III. Officers

Section 1. Officers. The officers of this Corporation shall consist of a chief executive officer, president, vice president of finance and any other vice presidents designated by the Board of Directors, secretary, and treasurer, and such other officers as may be designated by the Board of Directors, each of whom shall be elected by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect any of the above officers shall not affect the existence of this Corporation.

Section 2. Duties. The officers of this Corporation shall have the following duties and such other duties as delegated by the chief executive officer.

The chief executive officer of the Corporation shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and the Board of Directors.

The president shall be the chief operating officer of the Corporation, and shall act whenever the chief executive officer shall be unavailable.

The vice president of finance shall be the chief financial and chief accounting officer. He shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation and shall perform such other duties as the bylaws provide or the Board of Directors may prescribe.

Any other vice president(s) shall perform such duties as may be prescribed by the Board of Directors or the president and shall act whenever the president shall be unavailable.

The secretary shall have custody of and maintain all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and whenever else required by the Board of Directors or the president, and shall perform such other duties as may be prescribed by the Board of Directors.

The treasurer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep this bank account in the name of the Corporation.

Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

Any vacancy, however, occurring, in any office may be filled by the Board of Directors, unless the bylaws shall have expressly reserved such power to the shareholders.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

## Article IV. Stock Certificates

Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Corporation shall be signed by the president or vice president and the secretary or an assistant secretary or treasurer or assistant treasurer and may be sealed with the seal of this Corporation or a facsimile thereof. The signature of the president or vice president and the secretary or assistant secretary or treasurer or assistant treasurer may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon its face: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3. Transfer of Stock. Except as provided in Section 4 of this Article, the Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

Section 4. Off-Shore Offerings. In all offerings of equity securities pursuant to Regulation S of the Securities Act of 1933 (the "Act"), the Corporation shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption under the Act.

Section 5. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

## Article V. Books and Records

Section 1. Books and Records. This Corporation shall keep correct and complete records and books of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

Section 2. Financial Information. Not later than three months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the

Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

Article VI. Dividends

The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the certificate of incorporation, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

(b) Dividends may be declared and paid in the Corporation's own treasury shares.

(c) Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2) If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the certificate of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

## Article VII. Corporate Seal

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

## Article VIII. Amendment

These bylaws may be repealed or amended, and new bylaws maybe adopted, by the Board of Directors or the shareholders in accordance with Section 109 of the Delaware General Corporation Law.

G:\Forms\Corporations\Delaware Bylaws.doc

## SCHEDULE 3(c)(i)

## TO SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT

### Seller's Capital Structure

Outstanding Capital Stock

See Stockholder Ledger attached as Schedule 2(c)(ii).

Outstanding Options

See Schedule 2(c)(i) for Option Ledger. Options belonging to John Van Zyll, Marvin Stacy and Ann Furlong are being assigned to Diversified Product Inspections, Inc. concurrently with Closing for cancellation.

**SCHEDULE 3(c)(ii)**

**TO SETTLEMENT AGREEMENT
AND ASSET PURCHASE AGREEMENT**

**Seller's Stock Option of Other Equity Rights Plans**

None

**SCHEDULE 3(c)(iii)**

**TO SETTLEMENT AGREEMENT
AND ASSET PURCHASE AGREEMENT**

**Subscriptions, Options, Warrants, Calls and Similar Commitments**

(a) The Management have agreed to transfer and assign their respective shares and options as set forth in the Settlement Agreement and Asset Purchase Agreement and Exhibits D-1 through D-6 attached thereto.

(b) As of the Closing Date following the consummation of the transactions described in the Settlement Agreement and Asset Purchase Agreement, there will be no outstanding Options or Warrants.

______________________

______________________

______________________

______________________

______________________

______________________

**SCHEDULE 3(c)(iv)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Post Closing Shares and Options**

(a) Post Closing Shares

Shares listed in Schedules 2(c)(i), with the exceptions of shares owned by John Van Zyll, Marvin Stacy and Ann Furlong, which will assigned pursuant to the terms of the Settlement Agreement and Asset Purchase Agreement and Exhibits D-1 though D-6 attached thereto.

(b) Post Closing Options

See Schedule 2(c)(i) for Option Ledger. Options belonging to John Van Zyll, Marvin Stacy and Ann Furlong are being assigned to Diversified Product Inspections, Inc. concurrently with Closing for cancellation.

**SCHEDULE 3(f)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Consents**

None.

**SCHEDULE 3(l)(i)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Tax Matters**

None.

**SCHEDULE 3(l)(iii)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Tax Returns Filed Since 12/31/2001**

[TO BE COMPLETED BY DPI AND/OR ITS CPAs, COULTER & JUSTUS, P.C.]

**SCHEDULE 3(m)**

**TO SETTLEMENT AGREEMENT
AND ASSET PURCHASE AGREEMENT**

**List of Seller's Leases and Subleases/Real Property**

None.

**SCHEDULE 3(n)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Intellectual Property**

None.

**SCHEDULE 3(o)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**List and Copies of Seller's Contracts and Agreements**

None.

**SCHEDULE 3(p)**

**TO SETTLEMENT AGREEMENT
AND ASSET PURCHASE AGREEMENT**

**Litigation**

(a) California Litigation (as defined in the Settlement Agreement and Asset Purchase Agreement) which has been settled and dismissed with no further liability or obligation of Diversified Product Inspections, Inc.

(b) Pending Litigation (as defined in the Settlement Agreement and Asset Purchase Agreement).

**SCHEDULE 3(q)(i)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Environmental, Health and Safety Matters: Permits and Licenses**

None.

**SCHEDULE 3(q)(iii)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Environmental, Health and Safety Matters: Environmental Law Exceptions**

None.

**SCHEDULE 3(r)**

**TO SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT**

**Labor Law Exceptions**

None.

**SCHEDULE 3(u)**

**TO SETTLEMENT AGREEMENT**
**AND ASSET PURCHASE AGREEMENT**

**Liabilities**

None.

**SCHEDULE 3(v)**

**TO SETTLEMENT AGREEMENT
AND ASSET PURCHASE AGREEMENT**

**Exceptions to Absence of Undisclosed Options or Rights to Acquire Seller Shares**

None.